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                                EXHIBIT 10.35.1





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                                 LOAN AGREEMENT
                           (Revolving and Mini-Perm)
                             (Amended and Restated)


         BY THIS LOAN AGREEMENT (the "Agreement") made and entered into as of the 21st day of June, 1996, SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, whose address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672 (hereinafter called "Borrower"), and BANK ONE, ARIZONA, NA, a national banking association, whose address is Post Office Box 29542, Phoenix, Arizona 85038, Attention: Western Region Real Estate Finance, Dept. A392 (hereinafter called "Lender"), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1. RECITALS

         1.1 Lender has previously extended to Borrower credit (the "Original Loan") in the principal amount of $30,000,000.00 pursuant to that Loan Agreement, dated October 25, 1995 (the "Original Loan Agreement"), as evidenced by that Promissory Note, dated October 25, 1995 ("Note"). The unpaid principal of the Original Loan as of the date hereof is $27,750,000.00.

         1.2 The Original Loan is secured by, among other things, those deeds of trust, assignments of rents, security agreements and fixture filings, by Borrower, as trustor, for the benefit of Lender, as beneficiary, (collectively, the "Deeds of Trust") listed on Schedule "A" attached hereto.

         1.3 Borrower has requested that Lender increase the Original Loan and modify the Original Loan Agreement and the other Loan Documents as provided herein. Lender is willing to do so, subject to the terms and conditions herein, whereby the Original Loan Agreement is hereby amended and restated.

         1.4 For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Paragraph 1.4 or in the paragraph referred to below:

         "Acquisition Costs": See Paragraph 2.4(d).

         "Additional Projects" means mid-scale and upper-economy hotel properties.

         "Advance": See Paragraph 2. 1.

         "Agreement" means this Loan Agreement, amending and restating the Original Loan Agreement.
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         "Alter": See Paragraph 4.1(a)(ii).

         "Amortization Schedule" means that schedule of principal payments determined on the Conversion Date, based on the Floating Rate in effect on the Conversion Date, showing the amount of principal to be due and payable monthly, beginning with the first day after the end of the first full month after the Conversion Date, sufficient to amortize the principal balance of the Loan outstanding on the Conversion Date over an amortization period of one hundred eighty (180) months. A schedule reflecting such amortization shall be attached to the Note on the Conversion Date.

         "Applicable Commitment" for purposes of Paragraph 7.14(d) means, until the completion of a Qualified Offering, the Maximum Commitment and thereafter the sum of the highest outstanding balance of the Loan in the prior twelve (12) month period plus the actual current undrawn portion of the Construction Line.

         "Appraisal": See Paragraph 5.1(1)(i).

         "Biederman": See Paragraph 4.1(a)(iii).

         "Borrower" means Sunstone Hotel Investors, L.P., a Delaware limited partnership.

         "Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona and, with respect to a Fixed Rate Amount, a day on which dealings are carried on in the London interbank market.

         "Capital Improvement Advance": See Paragraph 2.4(d).

         "Capital Improvement Budget": See Paragraph 2.4(d).

         "Closing Date" means the date of the delivery of this Agreement by the Borrower to the Under.

         "Collateral": See Paragraph 4.2.

         "Collateral Project": See Paragraph 4.2(b).

         "Construction Advance": See Paragraph 2.4(e).

         "Construction Advance Conditions" means that the following conditions precedent shall have been completed and all listed items shall have been delivered to Lender in form and content satisfactory to Lender with respect to a proposed Development Project to the satisfaction of the Lender:





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                 (a)      All Initial Projects Closing Requirements, except as
         herein amended or supplemented, and to the extent applicable.

                 (b) Plans and specifications approved by Lender and by any required governmental entity, which plans and specifications may be preliminary subject to Lender's receipt of the final plans and specifications as soon as available.

                 (c) A project budget itemizing the project costs, including direct and indirect costs, for the Development Project, certified to be correct to the best knowledge and belief of Borrower.

                 (d) Copies of a firm and binding maximum fixed price contract for construction of the Development Project with a contractor that has been approved in writing by Lender.

                 (e) Unless the general contractor is otherwise known and acceptable to Lender, financial statements for the general contractor, if any, covering the two-year period immediately preceding the first Construction Advance and showing a financial condition satisfactory to Lender.

                 (f) A current survey of the real property by a licensed surveyor acceptable to Lender describing the boundaries of the real property and showing all means of ingress and egress, rights-of-way, easements (each of which shall be identified by docket and page or recording number where recorded) and all other customary and relevant information pursuant to ALTA standards and any title company requirements. If required by Lender, following completion of the foundations and footings and prior to any Construction Advance for footings and foundations, Borrower shall furnish to Lender an update of this survey showing the location of the footings and foundations and the proposed improvements which shall be within the boundaries of the real property and shall not encroach on any easement area or any building setback requirement. If required by Lender, following completion of the improvements, Borrower shall furnish to Lender an ALTA "as built" survey showing the location of the improvements upon the real property and showing all easements and other matters affecting the site. All surveys shall be certified to Lender and the title company issuing the title policy.

                 (g) An ALTA extended coverage mortgagee's title insurance policy [ALTA Loan Policy - 1970 (Rev. 10-17-70)] or similar policy acceptable to Lender, with such endorsements as Lender may require, issued by Fidelity National Title Insurance Company or by another title insurance company satisfactory to Borrower and Lender in the amount of the Loan insuring the lien of the Deed of Trust to be a first and prior Construction lien upon the real property and improvements as security for all Advances pursuant to the terms of this Agreement, subject only to such exceptions as Lender may expressly approve in writing, and insuring against any lien claims that could arise out of





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         the construction of the improvements on the real property.  During the course of construction of the improvements, Borrower shall provide Lender with such title insurance endorsements as Lender may require, including any endorsements Lender may reasonably require to insure that the improvements shall have been constructed within the boundaries of the real property and in accordance with all applicable laws, covenants and restrictions. Upon completion of the improvements, Borrower shall deliver to Lender such further endorsements to the title insurance policy as Lender may reasonably require.

                 (h) A soils report, including drainage, boring and compacting data, together with such hydrology and other engineering reports that Lender may require, all of which shall be acceptable to Lender, shall be by engineers acceptable to Lender and shall indicate that the condition of the real property is suitable for construction of the improvements without extraordinary land preparation. The soils report shall indicate approval of the proposed foundation design. Any reasonable recommendations in the approved soils, hydrology and other engineering reports must be complied with and incorporated into the plans and specifications.

                 (i) Evidence that the real property is properly zoned for the Development Project and their intended use and that such zoning is final and not subject to challenge.

                 (j) Evidence that each type of offsite improvement for the real property has been completed and has been certified and/or accepted by any municipality, utility, county or other governmental entity whose certification or acceptance thereof is required.

                 (k) To the extent reasonably required by Lender, copies of other agreements between Borrower and any architects, engineers, managers or supervisors related to the construction, maintenance, repair, leasing, management and operation of the real property and improvements, together with written agreements by such persons or entities that they will perform for Lender the services contracted to Borrower, notwithstanding the occurrence of any Event of Default and any trustee's sale or foreclosure of the Deed of Trust (provided that such persons or entities continue to receive payments under their respective contracts), and the consent of such persons or entities to the collateral assignment by Borrower to Lender of their respective contracts.

                 (l) When reasonably available, a list of the contractor, all subcontractors, suppliers and materialmen employed or retained to be employed in connection with the construction of the improvements, together with, if required by Lender, copies of each such contract. Such list shall show the name, address and telephone number of each such person, a general statement of the nature of the work to be done, the labor and material to be supplied, the names of materialmen if known, and the approximate dollar value of such labor or work with respect to each.





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                 (m)      A Job Progress Schedule showing the planned timing,
         progress of construction and completion date for the improvements.

                 (n) If required by Lender, a Certificate of Compliance for the general contractor, or some other evidence reasonably satisfactory to Lender that the general contractor's license is currently in good standing in the applicable jurisdictions.

         "Construction Line": See Paragraph 2.4(e).

         "Contractual Debt Service": See Paragraph 7.14(d).

         "Conversion Date" means that day on which the Loan is converted from the Revolving Term to the Mini-Perm Term.

         "Debt Service Coverage Ratio": See Paragraph 7.14(e).

         "Deed of Trust": See Paragraph 4.2(b).

         "Development Project": See Paragraph 2.4(e).

         "EBITDA": See Paragraph 7.14(d).

         "Event of Default": See Paragraph 10.1.

         "Final Maturity Date" means that day that is thirty-six (36) months after the last day of the Revolving Term.

         "Financial Conditions" means that, based on the Financial Covenants reported in the most recent fiscal quarter and calculated on the financial results for that quarter and the prior three (3) quarters, all of the following shall be accurate:

                 (a) the ratio of Borrower's aggregate Liabilities to its Tangible Net Worth (each as described in Paragraph 7.14(a)) has not exceeded 0.40 to 1.00 during such four (4) quarter period;

                 (b) the ratio of Borrower's EBITDA (as described in Paragraph 7.14(d)) to its interest expense is not less than 4.00 to 1.00; and

                 (c) Borrower's Pro Forma Coverage Ratio (as described in Paragraph 7.14(d)) is not less than 3.00 to 1.00.

         "Financial Covenants": See Paragraph 7.14.





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         "Financial Covenant Default": See Paragraph 7.14.

         "Fixed Rate" means the rate per annum equal to the sum of (i) the LIBOR Rate, and (ii) the Fixed Rate Factor in effect on the first day of the applicable Interest Period.

         "Fixed Rate Amount" means some or all of the indebtedness that bears or is requested to bear interest at the Fixed Rate.

         "Fixed Rate Factor" means, until the completion of a Qualified Offering, two and one quarter percent (2.25%); after the completion of a Qualified Offering:

                 (a) it means the sum of (i) one and nine-tenths percent (1.90%) and (ii) the TNW Factor;

                 (b) provided, however, that so long as the Financial Conditions are satisfied, it means the sum of (i) one and three-quarters percent (1.75%) and (ii) the TNW Factor.

         "Floating Rate" means the rate per annum equal to the sum of (i) the Prime Rate, and (ii) the Floating Rate Factor.

         "Floating Rate Amount" means some or all of the indebtedness that bears or is requested to bear interest at the Floating Rate.

         "Floating Rate Factor" means, until the completion of a Qualified Offering, three-quarters percent (0.75%); after the completion of a Qualified Offering, it means one-half percent (0.5%).

         "Funds from Operations": See Paragraph 7.14(b).

         "General Partner": See Paragraph 4.1(a)(i).

         "Gross Expenses": See Paragraph 7.14(d).

         "Gross Revenues": See Paragraph 7.14(d).

         "Gross Sales Price": See Paragraph 4.3(a).

         "Guarantees": See Paragraph 4.1(a).

         "Guarantors": See Paragraph 4.1(a).

         "Initial Projects" means the following hotel properties:





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                 (i)      Holiday Inn in Provo, Utah;

                 (ii)     Holiday Inn in Craig, Colorado;

                 (iii)    Holiday Inn in Steamboat Springs, Colorado;

                 (iv)     Hampton Inn in Denver (SE), Colorado;

                 (v)      Hampton Inn in Pueblo, Colorado;

                 (vi)     Hampton Inn in Mesa, Arizona;

                 (vii)    Hampton Inn in Arcadia, California;

                 (viii)   Hampton Inn in Silverthorne, Colorado;

                 (ix)     Best Western in Santa Fe, New Mexico; and

                 (x)      Courtyard by Marriott in Fresno.  California.

         "Initial Projects Closing Requirements": See Paragraph 5.1(l).

         "Intangible Assets": See Paragraph 7.14(a).

         "Interest Period" means a period commencing on the date selected by Borrower and ending on the last day of the period selected by Borrower as provided in the Note. The duration of each Interest Period shall be in 30, 60, 90, 120, 180, 270 or 360 day increments only, as selected by Borrower as provided therein; provided, however, that:

                 A. Interest Periods commencing on the same date shall be of the same duration;

                 B. Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of the Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if the extension would cause the last day of the Interest Period to occur in the next following calendar month, the last day of the Interest Period shall occur on the next preceding Business Day; and

                 C.       No Interest Period shall extend beyond the Maturity
         Date.

         "IPAFM Values" means the aggregate of the appraised fair market values of the Initial Projects, based on current appraisals acceptable to Lender in its sole and absolute discretion.





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         "Last Fifty Percent": See Paragraph 4.1(b)(i).

         "Lender" means Bank One, Arizona, NA, a national banking association.

         "Lessee" means Sunstone Hotel Properties, Inc., a Colorado corporation, or such other successor lessee as shall be acceptable to Lender.

         "Lessee Agreement" means a subordination and estoppel agreement executed by Lessee for the benefit of Lender with respect to a Project Lease, substantially in the form of Exhibit "C" attached hereto.

         "Lessee Personal Property": See Paragraph 7.17.

         "Liabilities": See Paragraph 7.14(a).

         "LIBOR Rate" means the rate of interest determined by Lender, based on Telerate System reports (Page 3807) or such other sources as may be selected by Lender, to be the rate at which deposits in United States dollars are offered by major banks in London, England, to other major banks in London interbank market at 11:00 a.m. (London, England, local time) on the first day of the Interest Period for the period in the London interbank market equal to or next greater than the Interest Period.

         "Liquidity": See Paragraph 7.14(c).

         "Loan": See Paragraph 2.1.

         "Loan Amount" means a Fixed Rate Amount or a Floating Rate Amount.

         "Loan Balance": See Paragraph 2.3.

         "Loan Documents" means this Agreement, the Note, the Security Documents and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, whether delivered pursuant to the Original Agreement and modified in this Agreement, or amended and restated of even date herewith.

         "Loan Fee": See Paragraph 3.1.

         "Loan-to-Value Ratio": See Paragraph 4.3(b).

         "Loan Year": See Paragraph 7.14(d).

         "LTV Amount" means an amount equal to fifty percent (50%) of the Qualified Collateral Project Values.





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
         "Management Company" means Sunstone Hotel Management, Inc., a Colorado corporation, or such other successor management company as shall be acceptable to Lender.

         "Maturity Date" means the RLC Termination Date or, if Borrower shall have elected to convert the Loan to the Mini-Perm Term, the Final Maturity Date.

         "Maximum Aggregate Liability": See Paragraph 4.1(b)(iii).

         "Maximum Commitment" means an amount equal to the lesser of (i) the LTV Amount, or (ii) the Maximum Loan Amount.

         "Maximum Loan Amount" means $45,000,000.00, unless Borrower shall have exercised the Option pursuant to Paragraph 2.9, after which it means $50,000,000.00.

         "Mini-Perm Fee": See Paragraph 3.3

         "Mini-Perm Term" means a term commencing on the Conversion Date and terminating on the Final Maturity Date.

         "Net Aggregate Liability": See Paragraph 4.1(b)(iii).

         "Net Loan Proceeds": See Paragraph 4.3(a).

         "Net Revenue": See Paragraph 7.14(d).

         "Net Sales Price": See Paragraph 4.3(a).

         "Non-Collateral Project": See Paragraph 7.19.

         "Note": See Paragraph 2.2.

         "Option" means the option of Borrower to increase the Maximum Loan Amount on or before the Option Termination Date.

         "Option Fee" means the fee paid by Borrower to Lender pursuant to Paragraph 3.4 upon Borrower's exercise of the Option pursuant to Paragraph 2.9, which fee shall be equal to:

                 (a) $50,000.00 if the Option is exercised on or before October 25, 1996;

                 (b) $40,000.00 if the Option is exercised after October 25, 1996, but on or before March 31, 1997; or





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                 (c)      $30,000.00 if the Option is exercised after March 31,
         1997, but on or before the Option Termination Date.

         "Option Termination Date" means June 30, 1997.

         "Original Closing Date" means October 25, 1995.

         "Original Loan": See Paragraph 1.1.

         "Original Loan Agreement": See Paragraph 1.1.

         "Personal Guarantors": See Paragraph 4.1(b).

         "Pledged Account": See Paragraph 4.2(a).

         "Prime Rate" means the interest rate per annum designated by Lender, or its successors, as its "Prime Rate," as publicly announced by Lender from time to time as a means of pricing credit extensions to some customers and is neither tied to any extended interest rate or index nor necessarily the lowest rate of interest charged by Lender at any given time for any particular class of customer or credit extension.

         "Principal Guarantors" means Alter and Biederman.

         "Pro Forma Coverage Ratio": See Paragraph 7.14(d).

         "Pro Forma Interest Rate" means a rate per annum equal to the greater of (i) ten percent (10%), (ii) the current interest rate on the Loan, or (iii) the sum of 3.0% plus the Treasury Constant Maturities Rate.

         "Project Cost": See Paragraph 5.1(k)(xxvi).

         "Project Franchise Agreement": See Paragraph 5.1(k)(xviii).

         "Project Gross Expenses": See Paragraph 7.16.

         "Project Gross Revenues": See Paragraph 7.16.

         "Project Lease" means a fully executed lease agreement with respect to a Collateral Project between Borrower and Lessee, complying with the requirements of Paragraph 7.17 and providing for rental payments equal to the sum of base rent and percentage rent sufficient with that of all other Collateral Projects to pay the debt service on the Loan.

         "Project Management Agreement": See Paragraph 7.18.





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         "Project Net Revenues": See Paragraph 7.16.

         "Purchase Price": See Paragraph 2.4(d).

         "Qualified Collateral Project" means a Collateral Project satisfying the following conditions:

                (a) It shall be either an Initial Project or an Additional Project except that a Development Project shall not be deemed to be a Qualified Collateral Project until it shall have been completed pursuant to Paragraph 2.11(c);

                 (b)      It shall be subject to a Deed of Trust;

                 (c) It shall have satisfied without exception, unless waived by Lender in its reasonable discretion, all of the Initial Projects Closing Requirements; and

                 (d) It shall have satisfied all of the conditions for an Additional Project specified in Paragraph 2.4(c).

         "Qualified Collateral Project Values" means the aggregate of the appraised fair market values of the Qualified Collateral Projects, based on current appraisals acceptable to Lender in its sole and absolute direction.

         "Qualified Offering" means that the General Partner shall have successfully completed one or more secondary public offerings generating aggregate gross proceeds of not less than $40,000,000.00.

         "Receiver": See Paragraph 7.18(b).

         "Release Price": See Paragraph 4.3(a).

         "Revolving Term" means a term commencing on the Closing Date and terminating on the RLC Termination Date.

         "RLC Termination Date" means October 25, 1998, or such later date as may be requested by Borrower and approved by Lender pursuant to Paragraph 2.10, or such earlier date as Borrower shall elect to terminate the Revolving Term.

         "Secured Account": See Paragraph 7.16.

         "Security Documents": See Paragraph 4.2(f).





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         "Tangible Net Worth": See Paragraph 7.14(a).

         "Term-out Date" means the first date on which interest is otherwise due and payable after the occurrence of the Financial Covenant Default.

         "TNW Factor" means zero percent (0.0%), except that so long as the Tangible Net Worth (as defined in Paragraph 7.14(a)) of Borrower is less than $75,000,000.00 it means one quarter percent (0.25%).

         "Treasury Constant Maturities Rate" means the yield in percent per annum as calculated for each Business Day by the United States Treasury Department for U.S. Government securities adjusted to ten (10) year Treasury Constant Maturities, averaged for a calendar week, presently reported weekly in the Federal Reserve Statistical Release H.15.

SECTION 2. LOAN COMMITMENT; ADVANCES

         2.1 Subject to the terms and conditions herein set forth, Lender agrees to loan to or for the benefit of Borrower in the manner and upon the terms and conditions herein expressed, amounts that shall not exceed, in the aggregate sum, at any one time, the Maximum Commitment (the "Loan"). Disbursements under the Loan are referred to herein individually as an "Advance" and collectively as "Advances."

         2.2 The Loan shall be evidenced by a Promissory Note (the "Note") of Borrower, executed and delivered simultaneously with the execution of the Original Loan Agreement, in the original amount of $30,000,000.00 and hereby amended to equal the Maximum Commitment, payable to Lender upon the terms and conditions contained therein, which may include, but need not be limited to, the following provisions:

                 (a) Interest on the outstanding principal balance of the Loan shall accrue at the Floating Rate except as to any Fixed Rate Amount during an Interest Period. The interest rate on the Loan shall change from time to time on the effective date of, and in conformity with, changes in the Prime rate.

                 (b) Borrower may elect that as of any Business Day designated by Borrower, upon notice that is received by Lender not later than noon (Phoenix, Arizona, local time) two (2) Business Days prior to such designated date, interest on a Fixed Rate Amount accrue at a Fixed Rate during an Interest Period. Each such notice shall specify (i) the amount of such Fixed Rate Amount, and (ii) the Interest Period. In addition, Borrower may as of any designated Business Day, upon notice that is received by Lender not later than noon (Phoenix, Arizona local time) two (2) Business Days prior to such designated Business Day, convert one type of Loan Amount into the other type of Loan Amount or continue a Fixed Rate Amount as a Fixed Rate Amount for a new Interest Period, provided, that

         Borrower may make such conversion or continuation only on the last day of the Interest Period. Each such notice of conversion or continuation shall specify (A) the date of such conversion or continuation, (B) the amount to be converted or continued, and (C) if applicable, the Interest Period. Any amount not complying with the foregoing requirements for an amount bearing interest at the Fixed Rate shall bear interest at the Floating Rate. Any Fixed Rate Amount not continued as a Fixed Rate Amount in compliance with the foregoing requirements shall, after the end of the Interest Period, bear interest at the Floating Rate, whether or not Borrower has elected to convert the Fixed Rate Amount to a Floating Rate Amount.

                 (c) Each Fixed Rate Amount shall bear interest, during the Interest Period for such Fixed Rate Amount, at the Fixed Rate. The Fixed Rate as to any Fixed Rate Amount shall not change due to a change in the Fixed Rate during the Interest Period for such Fixed Rate Amount. Borrower may not have outstanding at any one time more than seven (7) Fixed Rate Amounts.

                 (d) Notwithstanding any provision of the Note or this Agreement to the contrary:

                          (1) Lender shall be entitled to fund and maintain its funding of all or any part of the Note in any manner it sees fit; provided, however, for the purpose of the Note, all determinations thereunder shall be made as if Lender had actually funded and maintained each Fixed Rate Amount through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

                          (2) If prior to the commencement of any Interest Period, Lender determines by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate in the manner provided in the definition of such term, Lender shall promptly give notice thereof to Borrower and the respective amount as to which Borrower has requested the Fixed Rate shall bear interest at the Floating Rate.

                          (3) A Fixed Rate Amount must be in a minimum amount of $2,500,000.00, with increments of $100,000.00 thereafter.

                 (e) All unpaid and accrued interest shall be due and payable on the first day of each and every month commencing with the first month after the Closing Date.

                 (f) Should the Loan not be converted to the Mini-Perm Term, all outstanding principal and accrued interest shall be due and payable on the RLC Termination Date.

                 (g) Should the Loan be converted to the Mini-Perm Term, on the Conversion Date the Amortization Schedule shall be calculated and attached to the Note. Principal shall be due and payable on the first day of each month in accordance with the Amortization Schedule. All outstanding principal and accrued interest shall be due and payable on the Final Maturity Date.

                 (h) Upon the occurrence of a Financial Covenant Default and the failure of Borrower to cure such Financial Covenant Default within thirty (30) days of receipt of written notice from Lender describing the Financial Covenant Default, notwithstanding anything herein to the contrary, principal shall be due and payable on the Term-out Date and every six (6) months thereafter in an amount equal to the lesser of $15,000,000.00 or the outstanding balance of the Loan, with all outstanding principal, if any, and accrued interest due and payable on the earliest to occur after the Term-out Date of (i) eighteen (18) months after the Term-out Date, (ii) the RLC Termination Date, or (iii) the Final Maturity Date; in the event, however, any such Financial Covenant Default is cured within thirty (30) days of receipt of written notice thereof from Lender, said Term-out provisions shall not be applicable.

                 (i) If any payment required under the Note is not paid within fifteen (15) days after the date such payment is due, then, at the option of Lender, Borrower shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate Lender for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Lender.

                 (j) Upon the occurrence of an Event of Default and the continuation thereof, and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable under the Note shall bear interest at that rate that is four percent (4%) above the rate that would otherwise be payable under the term thereof.

                 (k) The Loan may be converted to the Mini-Perm Term upon satisfaction of the following conditions:

                          (i)     The Loan Balance shall not exceed the Maximum
                 Commitment:

                          (ii) No Event of Default and no event that, with the giving of notice or the passage of time, or both, would be an Event of Default, shall have occurred and shall be continuing;

                          (iii) Borrower shall be in compliance with the Pro Forma Coverage Ratio;

                          (iv) Receipt by Lender from Borrower of written notice of the requested conversion to the Mini-Perm Term at least thirty (30) days before the RLC Termination Date; and

                          (v) Borrower shall have paid to Lender the Mini-Perm
                 Fee.

                 (l) Borrower shall have the option to prepay the Note, in full or in part, at any time as provided in the Note. All prepayments shall be applied in the inverse order of maturity or, at the option of Lender, in the regular order of maturity.

         2.3 The outstanding principal balance of the Loan (the "Loan Balance") shall not at any time exceed, in the outstanding aggregate sum of all Advances, the Maximum Commitment. The Loan shall be a revolving line of credit, against which Advances may be made to Borrower, repaid by Borrower, and readvances made to Borrower, provided that (i) no Advance shall be made if an Event of Default shall be continuing, or if any event shall have occurred which, with the giving of notice or passage of time, or both, would constitute an Event of Default, (ii) no Advance shall be made on or after the RLC Termination Date or after the Term-out Date, and (iii) no Advance shall be made which would cause the Loan Balance to exceed the Maximum Commitment. If at any time the Maximum Commitment is exceeded by the Loan Balance, Lender shall so notify Borrower in writing and a principal payment equal to such excess amount shall be due and payable by Borrower within fifteen (15) days of such notice. The revolving nature of the Loan shall terminate on the RLC Termination Date and from and after such date Lender shall not be obligated to make any further Advances.

         2.4 Advances shall be made by Lender to Borrower no more frequently than monthly pursuant to a disbursement request executed by Borrower and delivered to Lender, setting forth the amount and the purpose of the requested Advance as well as the amount, if any, of the requested Advance to accrue at a Fixed Rate and the Interest Period for any such Fixed Rate Amount. Advances shall be made by Lender to provide financing only for the following business activities of Borrower:

                 (a) To fund the Pledged Account in an amount not to exceed $8,400,000.00. Monies shall be released by Lender from the Pledged Account to acquire Additional Projects upon satisfaction of the same conditions as for the disbursement of an Advance for the same purpose. Borrower acknowledges that this requirement has been completed;

                 (b) For working capital and general corporate purposes; provided, however, that the outstanding aggregate sum of all Advances used for these purposes may not at any one time exceed $5,000,000.00;

                 (c) To acquire Additional Projects that satisfy all of the Initial Projects Closing Requirements except that (i) an Appraisal will not be required unless one is required for regulatory purposes, and (ii) if a Project Franchise Agreement is not yet in place, Lender may accept in its reasonable discretion a franchise commitment to Borrower from a national hotel franchise company acceptable to Lender to deliver a Project Franchise Agreement within the next twelve (12) months. Lender shall reserve the right to review and evaluate each Additional Project proposed by Borrower to determine in its reasonable discretion whether the addition of such Additional Project as a Collateral Project would adversely affect the LTV Amount and if so to reject such proposed Additional Project; at the option of Lender, such review and evaluation may be performed by either a qualified evaluator employed by Lender or by a third party appraiser. No Additional Project may be located outside of Arizona, California, Colorado, New Mexico, Utah, Washington, Oregon, Idaho, Montana, Wyoming, Nevada, North Dakota, South Dakota or Nebraska without the consent of Lender in its sole and absolute discretion. Advances may be made with respect to a proposed Additional Project when or after it becomes a Collateral Project;

                 (d) The construction of capital improvements to, or the expansion of, one or more of the Collateral Projects (each Advance being a "Capital Improvement Advance"). The aggregate amount of Capital Improvement Advances per Collateral Project shall not exceed the lesser of (i) twenty-five percent (25%) of the appraised value of the Project, (ii) twenty-five percent (25%) of the Purchase Price of the Project plus the Acquisition Costs thereof, or (iii) the total of the capital improvement expenses described and itemized in each Capital Improvement Budget submitted by Borrower to Lender. "Purchase Price" shall mean the purchase price described in an arm's-length purchase contract between Borrower and a third-party for the acquisition by Borrower of the Project. "Acquisition Costs" shall mean the ordinary and customary expenses incurred by Borrower in acquiring the Project including, without limitation, title fees, appraisal fees, legal fees, recording fees, documentary transfer fees, and real estate broker fees. Under no circumstances shall the allocated Acquisition Costs exceed ten percent (10%) of the Purchase Price for the applicable Project. "Capital Improvement Budget" shall mean the total budget, in a form and in an amount acceptable to Lender, in its reasonable discretion, setting forth the capital improvements to be constructed by Borrower and the anticipated cost of such capital improvements; and

                 (e) The construction and development of Additional Projects, each such Additional Project being a "Development Project" until completed pursuant to Paragraph 2.11(c). Each Advance for a Development Project shall be a "Construction Advance." The outstanding aggregate sum of all Construction Advances may not at any one time exceed $5,000,000.00 (the "Construction Line"). The obligation of Lender to make the first Construction Advance for a Development Project is subject to the satisfaction of the Construction Advance Conditions. Each Construction Advance shall be made in accordance with the provisions of Paragraph 2.11. Upon satisfaction of the completion conditions specified in Paragraph 2.11(c), the Construction Advances for such Development Project shall be repaid by the Borrower from its own funds or Loan funds disbursed pursuant to Paragraph 2.4(c) after which the amounts available under the Construction Line for other Development Projects shall be deemed reinstated to the extent of such repayment and the completed Development Project shall be deemed to be a Qualified Collateral Project.

         2.5 Borrower acknowledges and agrees that Lender has no obligation to extend financial accommodations to Borrower under this Agreement after the Maturity Date. Borrower also acknowledges and agrees that the Loan is payable in full, together with all unpaid and accrued interest, no later than the Maturity Date and that should Borrower fail to pay the Loan in full on such date, Lender may and should be expected to exercise its lawful remedies under this Agreement and the Security Documents.

         2.6 Lender, from time to time upon giving written notice thereof to Borrower, may make Advances in payment of insurance premiums, taxes, assessments, liens or encumbrances existing against any Collateral Project, interest accrued and payable upon the Loan, and any charges and expenses that are the obligation of Borrower under this Agreement or any Security Document and any charges or matters necessary to preserve any Collateral Project or to cure any Event of Default.

         2.7 Although Lender shall have no obligation to make any Advance unless and until all of the conditions and prior performances set forth herein have been kept, fulfilled or performed, Lender, at its sole discretion, may make Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions, prior performances and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such disbursement, Lender, at its sole discretion, may discontinue any further Advances at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

         2.8 Borrower shall have no right to any Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Agreement. Any assignment or transfer, voluntary or involuntary, of this Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

         2.9 Pursuant to the Option, Borrower may elect to increase the Maximum Loan Amount from $45,000,000.00 to $50,000,000.00 upon satisfaction of the following conditions:

                 (a) Lender shall have received from Borrower written notice from Borrower of its election to exercise the Option at least fifteen (15) days before the Option Termination Date and shall have paid to Lender the Option Fee, which Option Fee shall be returned by Lender to Borrower in the event the conditions specified in this Paragraph 2.9 shall not have been satisfied and as a result the Maximum Loan Amount not have been increased. Otherwise, the Option shall expire on the Option Termination Date;

                 (b) No Event of Default and no event that with the giving of notice or the passage of time, or both, would be an Event of Default, shall have occurred and be continuing at such time; and

                 (c) Lender, in its sole discretion, based on the results of a review by Lender of the Collateral Projects and of the financial condition of Borrower, shall have determined that there has been no material adverse change in the financial condition of Borrower.

         2.10 Each year during the Revolving Term, the RLC Termination Date may be extended an additional twelve (12) months by the mutual agreement of Lender and Borrower, subject to the following terms and conditions:

                 (a) On or before each July 1 beginning July 1, 1997, Borrower shall have given Lender written notice (the "Extension Notice") that Borrower desires such extension. Lender hereby agrees to provide in writing to Borrower, on or before the October 1 subsequent to such Extension Notice, notice of its approval or disapproval of such extension;

                 (b) Borrower shall have paid to Lender in cash or immediately available funds an extension fee (the "Extension Fee") in an amount equal to 37.50 basis points (0.375%) of the Maximum Loan Amount. The Extension Fee shall be deemed earned by Lender upon receipt by Lender of the Extension Notice from Borrower and shall be payable to Lender upon the earliest of (i) Borrower's termination of the Loan commitment hereunder after Lender's receipt of such Extension Notice, or (ii) October 24 subsequent to the Extension Notice; and

                 (c) No Event of Default and no event, that with the giving of notice or the passage of time, or both, would be an Event of Default, shall have occurred and be continuing on the date of Borrower's notice of extension to Lender or on the commencement of the extension period; provided, however, that should (i) any such Event of Default be remedied within thirty (30) days of receipt of written notice thereof from Lender, (ii) Borrower have paid Lender the Extension Fee and (iii) Lender have previously approved such extension, the extension shall go into effect upon the remedying of such Event of Default.

         2.11 The disbursement of Construction Advances for a Development Project shall be subject to the following provisions:

                 (a) Lender shall make Construction Advances, subject to all of the terms and conditions provided herein, in the following manner and only in the amounts and for the costs set forth in the project budget for said Development Project as payable from the Loan:

                 OPTION ONE

                          Upon receipt by Lender of a Disbursement Request
                 described below, together with all of the items described below that are required by Lender in connection with that Construction Advance, Lender shall make Construction Advances no more frequently than monthly, as construction progresses, in amounts equal to: (i) ninety percent (90%) of expenditures for labor performed and material supplied under the construction contract for construction of the Development Project in accordance with the plans and specifications during the period immediately preceding that Construction Advance, plus (ii) one hundred percent (100%) of indirect construction costs actually paid or incurred by Borrower that have not been covered by previous Construction Advances. Indirect construction costs shall mean those costs related to the construction of the Development Project, other than the cost of labor and materials, and include, but are not limited to, title insurance premiums, permit fees, architect and engineering fees, legal fees, taxes and interest during construction, but do not include, any profit to Borrower or any affiliate of Borrower, or any loan fees or interest payments, except as provided on the project budget. The amount equal to ten percent (10%) of the expenditures for labor performed and material supplied under the construction contract for construction of the Development Project in accordance with the plans and specifications not disbursed pursuant to the foregoing (hereinafter called the "Retention

                 Funds") shall be disbursed upon a date to be determined at Lender's discretion but not later than forty-five (45) days after receipt by Lender of the items specified above and receipt and approval by Lender of the items described in Paragraph 2.11(c).

                 OPTION TWO

                          Upon the occurrence of any Event of Default, or at
                 any time that Lender determines from its own inspection that the Development Project is not being constructed according to the plans and specifications or in conformity with cost estimates approved by Lender or that requisite and acceptable standards of workmanship are not being met and Borrower fails to cure such deficiency within thirty (30) days after written notice thereof by Lender to Borrower, Lender shall have the right, but not the obligation, to take over and complete construction of the Development Project by or through any agent, contractor or subcontractor of its selection and may make Construction Advances and disburse any funds deposited with Lender by Borrower in payment of the costs, expenses, fees, attorneys' fees and other charges, together with reasonable allowances for supervision, incurred in connection with such taking over and completion. In the event proceeds of the Loan and amounts deposited by Borrower are insufficient to pay all of the same, the unpaid amount thereof shall be an indebtedness of Borrower to Lender, payable immediately without demand or notice, shall bear interest at the highest rate payable under the Note, and shall be secured by all of the Security Documents.

                 (b) When Borrower believes it is entitled to an Construction Advance, Borrower shall furnish Lender with the following, all in form and content satisfactory to Lender:

                          (i) A Disbursement Request, together with AIA Forms G702 and G703 (and such other forms as may from time to time be approved or required by Lender), setting forth such details concerning the construction of the Development Project as Lender may require, including the amounts expended to the date of the Disbursement Request for the Development Project, the amounts then due and unpaid for construction of the Development Project and an itemized estimate of the amount necessary to complete the Development Project. Any materials covered by a Disbursement Request must be suitably stored at the construction site, inventoried, and safeguarded and insured against loss, damage, and theft.

                          (ii) The certification by Borrower's architect, the general contractor, and to the best of Borrower's knowledge by Borrower and at

                 Lender's option by an independent architect or engineer of Lender's selection, that: (1) all work performed is in substantial accordance with the plans and specifications; (2) all governmental licenses and permits required for the Development Project as then completed have been obtained and will be exhibited to Lender upon request; (3) the Development Project as then completed do not violate, and, if further completed in accordance with the plans and specifications, will not violate, any law, ordinance, rule or regulation; and
                 (4) the remaining undisbursed proceeds of the Loan plus the then existing balance of any borrower's funds held by Lender are sufficient to pay for the completion of the Development Project.

                          (iii) The certification by Borrower that no monetary Event of Default exists, and no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a monetary Event of Default.

                          (iv) Paid invoices and lien waivers relating to the construction of the Development Project for all work through the date of the previous Disbursement Request and invoices for all work covered by the current Disbursement Request.

                          (v) Evidence that any inspection required by any state, city or other governmental authority has been completed with results satisfactory to that authority.

                          (vi) Such other information and documents as Lender may reasonably require, including without limitation copies of any subcontracts and new change orders not previously delivered to Lender.

                 (c) Upon completion of a Development Project, Borrower shall furnish Lender with the following, all in form and content satisfactory to Lender, as a condition precedent to disbursement of any Retention Funds:

                          (i)     The certification by the Borrower's
                 architect, the general contractor, if any, and to the best of its knowledge Borrower that the Development Project has been completed in accordance with the plans and specifications;

                          (ii)    Final certificates of occupancy (or
                 equivalent) issued by the political subdivision authorized to issue such certificate as required by such political subdivision;

                          (iii) At Lender's option, the certification on AIA Form G704 by the architect or engineer selected by Lender, if any, that the Development Project has been fully completed in accordance with the plans and specifications;

                          (iv) Full, unconditional lien waivers from the general contractor, if any, and, at Lender's option, from all subcontractors and all other persons or entities for all labor performed and/or materials supplied in connection with the construction of the Development Project;

                          (v) An affidavit of payment of debts and claims executed by the general contractor, if any;

                          (vi) Written certification on AIA Forms G706, 706A or 707 from the Borrower's architect that each final punch list item for the Development Project has been completed;

                          (vii) Copies of all special inspection reports, certificates or any similar items as required by any political subdivision relating to the Development Project;

                          (viii) The ALTA "as-built" survey, as described and required by Subparagraph (f) of the Construction Advance Conditions;

                          (ix)    If required by Lender, copies of all
                 guaranties for workmanship, and all warranties and maintenance agreements, relating to the completed Development Project; and

                          (x) "As-built" record drawings and specifications that include all modifications and changes that have been included in the plans and specifications.

                 (d) Borrower shall pay for all inspections, whether made by an independent architect, engineer, or other inspector, or by Lender.

                 (e) Any Construction Advance made by Lender under any option for disbursement, or so much thereof as Lender may consider proper, shall be disbursed at Lender's option (i) directly to Borrower or the general contractor, (ii) jointly to Borrower and the general contractor, (iii) directly to persons supplying labor, materials and services in connection with the Development Project, or (iv) jointly to Borrower and said person. Lender shall have no obligation to see that the disbursements made by it to Borrower or any designee of Borrower are actually used by that party to pay for labor and materials furnished for construction of the Development Project. Borrower acknowledges that this is its responsibility, and Borrower assumes all risks in connection with any disbursement to any such designee.

                 (f) Lender may withhold from any Construction Advance or, on account of subsequently discovered evidence, withhold from a later Construction Advance as Lender in its reasonable discretion considers necessary to protect Lender from loss on account of (i) defective work on the Development Project that has not been remedied by Borrower within sixty (60) days after receiving written notice thereof from Lender, (ii) any monetary obligation required by this Agreement to have been performed by Borrower that has not been performed, (iii) liens filed against the Development Project or reasonable evidence that such liens will be filed (other than in connection with work the cost of which is being properly contested in accordance with the provisions hereof) and such liens are not avoided by Borrower within sixty (60) days after receiving written notice thereof from Lender,
         (iv) failure of Borrower to make payments to contractors or subcontractors for material or labor (other than in connection with work the cost of which is being properly contested in accordance with the provisions hereof) and such failure is not remedied by Borrower within sixty (60) days after receiving written notice thereof from Lender, or (v) a reasonable doubt by Lender, based on information provided by Borrower to Lender as to Project Costs overruns or change orders the cost of which is not covered by Loan funds available under the Construction Line or by the Borrower from its own funds, that construction of the Development Project can be completed with the undisbursed proceeds of the Loan, plus any amounts deposited by Borrower with Lender. Subject to the other provisions of this Agreement, any amount so withheld shall be disbursed after the basis for such withholding has been cured or removed.

                 (g) Under any option for Construction Advances, Lender, in its reasonable discretion, may withhold any payment or portion thereof until Lender has received releases of lien, waivers of lien or paid bills in form satisfactory to it. Lender shall have no obligation to require and/or obtain lien waivers or receipts, and, although Lender requires presentation to it of lien waivers and/or receipts, Lender shall have no responsibility for the validity thereof nor for the correctness of the amounts indicated thereon. No Construction Advance by Lender shall constitute approval of any certification or relieve any person making such certification of responsibility therefor.

                 (h) Lender, from time to time, may, but shall not be obligated to except to the extent provided for in the project budget for the Development Project, make Construction Advances in payment of insurance premiums, taxes, assessments, liens or encumbrances existing against Development Project, interest accrued and payable upon the Loan, and any charges and expenses that are the obligation of Borrower under this Agreement or any Security Document and any charges or matters necessary to preserve the Development Project or to cure any Event of Default.

                 (i) Although Lender shall have no obligation to make any Construction Advance unless and until all of the conditions set forth herein have been kept, fulfilled or performed, and until all inspections, certifications, releases, waivers, or paid bills or other requirements set forth herein have been made, delivered and complied with, Lender, at its sole discretion, may make Construction Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such disbursement, Lender, at its sole discretion, may discontinue any further Construction Advances at any time until all of the conditions and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

                 (j) In the event of any dispute that, in the good faith opinion of Lender, may endanger the timely completion of the Development Project or the fulfillment of any condition precedent or covenant herein, Lender may agree to make Construction Advances for the account of Borrower without prejudice to Borrower's rights, if any, to recover such funds from the party to whom paid. Such agreement or agreements may take any form that Lender in its reasonable discretion deems proper, including, without limitation, agreements to indemnify a title insurer against possible assertion of lien claims and agreements to pay disputed amounts to contractors in the event Borrower is unable or unwilling to pay the same. All sums paid or agreed to be paid pursuant to such agreement shall be for the account of Borrower and shall be charged as an Construction Advance.

SECTION 3. LOAN FEES

         3.1 A "Loan Fee" in the amount of the lesser of $375,000.00 or one and one-quarter percent (1.25%) of the Maximum Commitment on the Closing Date shall be earned and payable on the Closing Date by Borrower to Lender. The Loan Fee shall be non-refundable under any circumstances. Any "application fee" previously received by Lender shall be applied against the Loan Fee on the Closing Date.

         3.2 Borrower shall pay a "Facility Fee" for the Loan in an annualized amount equal to one-quarter percent (0.25%) of the actual daily undrawn balance of the Loan based on the Maximum Loan Amount since the prior Quarter End Date, where "Quarter End Date" means the last day of each calendar quarter. The Facility Fee shall be payable by Borrower in arrears on the first business day after each such Quarter End Date, and continuing up to and through the RLC Termination Date and shall be nonrefundable under any circumstances.

         3.3 As the "Mini-Perm Fee" for the Loan, Borrower shall pay an amount equal to one percent (1.0%) of the outstanding principal balance of the Loan on the Conversion Date, payable by Borrower on the Conversion Date.

         3.4 In the event that Borrower elects to exercise its Option to increase the Maximum Loan Amount pursuant to Paragraph 2.9, Borrower shall pay to Lender the Option Fee upon its notice to Lender of its exercise of the Option.

SECTION 4. GUARANTEES; COLLATERAL; RELEASES

         4.1     (a)      Payment of the Loan shall be guaranteed pursuant to
         separate Unconditional Guarantees of Payment (the "Guarantees") by the following (the "Guarantors"):

                          (i) Sunstone Hotel Investors, Inc., a Maryland corporation, the general partner of Borrower (the "General Partner"). The General Partner shall also be subject to full recourse as a general partner of Borrower with respect to all of Borrower's obligations to Lender;

                          (ii)    Robert A. Alter ("Alter");

                          (iii)   Charles L. Biederman ("Biederman");

                          (iv) C. Robert Enever with respect to $500,000.00 of the Last Fifty Percent;

                          (v) Gerald N. Clark with respect to $60,000.00 of the Last Fifty Percent; and

                          (vi) Daniel E. Carsello with respect to $80,000.00 of the Last Fifty Percent.

                 (b) With respect to the "Personal Guarantors" (the Guarantors less the General Partner):

                          (i) Lender agrees not to enforce the Guarantees against the Personal Guarantors for purposes of payment of the Loan until Lender shall have first either recovered at least fifty percent (50%) of the amount outstanding under the Loan from the Collateral or completed the foreclosure of the Deeds of Trust, whichever is the first to occur. Thereafter Lender may seek to recover the remaining amount outstanding under the Loan (the "Last Fifty Percent"), subject to the limitations stated in Paragraph 4.l(a), from either one or more of the Personal Guarantors and/or from the balance of the Collateral;

                          (ii) Lender agrees not to initiate a dual action
                 against the Collateral secured by the Deeds of Trust and against the Personal Guarantors except to the extent legally necessary to preserve Lender's remedies under the Guarantees;

                          (iii) Alter and Biederman shall each be jointly and severally liable for the Net Aggregate Liability, where the "Net Aggregate Liability" shall be equal to the lesser of (A) the Maximum Aggregate Liability or (B) the remaining deficiency after the application of proceeds received by Lender from the sale of the foreclosed Collateral, and where the Maximum Aggregate Liability shall be equal to the "Last Fifty Percent," determined prior to the application of proceeds received by Lender from the sale of the foreclosed Collateral; and

                 (c) The Personal Guarantors shall each deliver to Lender, together with their Guarantees, a disclaimer certificate from the Guarantors' respective spouses (if any) in a form acceptable to Lender in its sole and absolute discretion. Each certificate shall provide that the spouse disclaims any interest in the assets of the Guarantor subject to the Guarantee.

         4.2 Borrower shall cause the Loan and Borrower's obligations under the Loan documents to be secured by the following (collectively, the "Collateral"):

                 (a) A security agreement with respect to the Pledged Account. The "Pledged Account" shall be an account established by Borrower with Lender as a bank controlled account, in the name of Borrower but under the sole dominion and control of Lender. Any funds on deposit therein may be (i) disbursed as described in Paragraph 2.4(c), or (ii) applied to the payment of the Loan upon the occurrence of an Event of Default. The Pledged Account shall be funded on the Closing Date in accordance with Paragraph 2.4(a);

                 (b) A deed of trust constituting a first and prior lien on the Initial Projects and any Additional Projects, subject only to such matters as specifically approved by Lender therein (as amended from time to time, each a "Deed of Trust" and collectively the "Deeds of Trust") substantially in the form of Exhibit "A" attached hereto. Each Initial Project and each Additional Project subject to a Deed of Trust is hereinafter referred to as a "Collateral Project";

                 (c) A valid and effectual assignment of rents and leases covering each Collateral Project, including without limitation the Project Lease;

                 (d) A valid and effectual security agreement granting Lender a first and prior security interest in all of the property described below in, to, or under which Borrower now has or hereafter acquires any right, title or interest, whether present, future, or contingent except that with respect to the equipment of any Additional Project such security interest may be subject to any liens or leases existing prior to the acquisition of such Additional Project of
         Borrower: all equipment, inventory, accounts, security deposits, general intangibles, instruments, documents, and chattel paper, as those terms are defined in the Uniform Commercial Code, and all other personal property of any kind (including without limitation money and rights to the payment of money), whether now existing or hereafter created, that are now or at any time hereafter (i) in the possession or control of Lender in any capacity; (ii) erected upon, attached to, or appurtenant to, each Collateral Project; (iii) located or used on each Collateral Project or identified for use on each Collateral Project (whether stored on each Collateral Project or elsewhere); or
         (iv) used in connection with, arising from, related to, or associated with each Collateral Project or any of the personal property described herein, the construction of any improvements on each Collateral Project, the ownership, development, maintenance, leasing, management, or operation of each Collateral Project, the use or enjoyment of each Collateral Project, or the operation of any business conducted on each Collateral Project; together with all products and proceeds of all of the foregoing, in any form;

                 (e) Valid and effectual assignments of Borrower's interest in all operating, management and supervision agreements, and all other documents relating to the ownership, development, construction, maintenance, leasing, management and operation of each Collateral Project, including without limitation the Project Management Agreement and the Project Franchise Agreement; and

                 (f) Borrower shall also cause to be delivered to Lender together with any UCC financing statements for filing and/or recording and any other items required by Lender to fully perfect the liens and security interests of Lender. The documents listed in this Paragraph 4.2, together with any other documents or instruments securing the Loan, including without limitation assignments of the Project Management Agreements, shall be in form and content satisfactory to Lender and are hereinafter called the "Security Documents."

         4.3     (a)      Provided there has not occurred an Event of Default
         which is continuing, Borrower may, from time to time and subject to the conditions set forth below, cause Lender to release one or more of the Collateral Projects. Lender shall, upon its receipt of not less than thirty (30) days written notice from Borrower describing the Collateral Projects which will be released and the Release Price(s) to be paid, release its liens on the Collateral Projects to be released. The

         Release Price shall be applied by Lender to the prepayment of the outstanding principal balance of the Loan.

                 "Release Price" shall mean either the greater of (i) one hundred percent (100%) of the Net Sales Price if Borrower is selling a Collateral Project or the Net Loan Proceeds if Borrower is seeking to refinance a Collateral Project, or (ii) seventy-five percent (75%) of the current appraised fair market value of the Collateral Project or of the IPAFM Value if it is an Initial Project. "Net Sales Price" shall mean the difference between the Gross Sales Price less all selling expenses incurred by Borrower. "Gross Sales Price" shall mean all cash and noncash consideration paid or payable to Borrower by the purchaser of a Collateral Project in an arm's-length transaction.
         "Net Loan Proceeds" shall mean the amount of loan proceeds available to Borrower after deducting therefrom the costs incurred by Borrower to acquire the loan. If at any time the Maximum Commitment is exceeded by the Loan Balance, Lender shall so notify Borrower in writing and a principal payment equal to such excess amount shall be due and payable by Borrower within fifteen (15) days of such notice. Notwithstanding what may otherwise be provided herein, Lender shall not be required to release any Collateral Projects if, immediately after Lender's receipt of the applicable Release Price, the Loan-To-Value Ratio under the Loan exceeds fifty percent (50%), where "Loan-To-Value Ratio" shall mean the ratio of (i) the Loan Balance plus any committed but undisbursed amount of the Loan, to (ii) the aggregate of the appraised fair market value of the Initial Projects that remain Collateral Projects, based on current appraisals.

SECTION 5. CONDITIONS PRECEDENT FOR ORIGINAL CLOSING DATE

         The obligation of Lender to make the Original Loan was subject to the following express conditions precedent:

         5.1 Borrower shall have executed (or obtained the execution or issuing of) and delivered to Lender the following documents and items, all in form and content satisfactory to Lender in its sole and absolute discretion, and satisfying the following conditions, subject to approval of Lender in its sole and absolute discretion:

                 (a)      Evidence satisfactory to Lender that the General
         Partner:

                          (i) is a fully qualified real estate investment trust, and

                          (ii) has successfully completed its public offering substantially in accordance with its offering prospectus dated August 10, 1995;

                 (b)      The Note;

                 (c)      This Agreement;

                 (d) An Arbitration Resolution executed by Borrower and each Guarantor;

                 (e)      The Guarantees;

                 (f)      The Security Agreement with respect to the Pledged
         Account;

                 (g) Certified copies of the Partnership Agreement and Certificate of Partnership of Borrower, and Articles of Incorporation and Bylaws of the General Partner, and all amendments thereto, together with evidence of good standing in the state of incorporation and evidence of qualification to do business and good standing in the States of Arizona, California, Colorado, New Mexico and Utah, together with proper resolutions and certificates and such other documents as Lender may require relating to the existence and good standing of the Borrower and the General Partner and the authority of any person executing documents on behalf of the Borrower and the General Partner;

                 (h)      Opinions of counsel to Borrower and to the General
         Partner;

                 (i) A certified copy of a policy of General Liability Policy of Insurance, providing coverage of not less than $1,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $30,000,000.00 with an endorsement naming Lender as an additional insured and satisfying the requirements stated in Paragraph 7.2 hereof,

                 (j) The Borrower's current balance sheet, after giving effect to the acquisition of the Initial Projects, shall have been delivered to Lender and shall be, in Lender's sole and absolute discretion, not materially adversely inconsistent with the projections in the General Partner's offering prospectus dated August 10, 1995;

                 (k) Such other information and documents that Lender may reasonably require; and

                 (l) With respect to each Initial Project, the following (the "Initial Projects Closing Requirements"):

                          (i) A current appraisal (the "Appraisal") of the Project by an appraiser acceptable to Lender in its sole and absolute discretion, showing the fair market value of the Project. Lender acknowledges that it has received an acceptable Appraisal with respect to each Initial Project;

                          (ii) A current as-built survey of the real property of the Project by a licensed surveyor acceptable to Lender describing the boundaries of the real property and showing the location of the improvements upon the real property and all means of ingress and egress, rights-of-way, easements (each of which shall be identified by docket and page or recording number where recorded) and all other customary and relevant information pursuant to ALTA standards and any title company requirements. All surveys shall be certified to Lender and the title company issuing the title policy required below;

                          (iii) An ALTA extended coverage mortgagee's title insurance policy [ALTA Loan Policy - 1970 (Rev. 10-17-70) or equivalent], with such endorsements as Lender may require, issued by Fidelity National Title Insurance Company (or such other title insurer as shall be mutually acceptable to Lender and Borrower) in the amount of the Loan (with direct access reinsurance in amounts, by companies and in form acceptable to Lender as Lender may require), showing that title in the Project is held by Borrower and insuring the lien of the Deed of Trust to be a first and prior lien upon the Project as security for all Advances, subject only to such exceptions as Lender may expressly approve in writing;

                          (iv) An environmental questionnaire and disclosure statement completed and signed by Borrower covering the current and former condition and uses of the real property of the Project and adjacent property; Borrower shall provide Lender with a current update of the preliminary environmental assessment (Phase I assessment) of the real property and adjacent property previously provided Lender, plus any sampling and analysis (Phase II assessment) or special limited assessment that Lender may reasonably require after review of the updated Phase I assessment, together with any other environmental investigations and reports that Lender may reasonably require, all of which shall be by a Lender-approved environmental consulting firm and none of which shall reveal any existing or potential environmental condition adversely affecting the use or value of the real property;

                          (v) Original copies of policies of (from and after the date of first occupancy), fire, lightning and other perils extended coverage insurance on the Project on an all-risk basis issued by insurance companies acceptable to Lender in an amount not less than $30,000,000.00 and in such greater amounts as shall be equal to the full insurable value on a replacement-cost basis, with standard, without contribution, first mortgagee's loss payable endorsements in favor of Lender. Rental interruption and extra expense insurance in amounts sufficient to cover any loss of income from the Project and any anticipated expenses associated with the same for a twelve (12) month period shall be effective from the Closing Date;

                          (vi) Such other insurance as Lender may reasonably require, including without limitation insurance covering vandalism and malicious mischief, and sprinkler leakage;

                          (vii) Evidence whether the real property, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, as amended, and, if so designated, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if required by Lender, for the duration of the Loan in the amount of the full insurable value of the completed Improvements, naming Lender as an additional loss payee;

                          (viii) If required by Lender, evidence that all utilities and services to the Project, including without limitation water, sewer, gas, electric and telephone, are available, or will be available as required, and will be provided in amounts that are sufficient to service the Project for its intended use;

                          (ix) Copies of all agreements between Borrower and any third parties related to the maintenance, repair, leasing, management and operation of the Project, together with written agreements by such persons or entities that they will perform for Lender the services contracted to Borrower, notwithstanding the occurrence of any Event of Default and any trustee's sale or foreclosure of the Deed of Trust (provided that such persons or entities continue to receive payments under their respective contracts), and the consent of such persons or entities to the collateral assignment by Borrower to Lender of their respective contracts;

                          (x) Copies of any Declaration of Covenants, Conditions and Restrictions and related documents pertaining to the Project;

                          (xi) Evidence that all taxes and assessments levied against or affecting the real property of the Project have been paid current, together with a Type B tax service contract for the Project;

                          (xii) Evidence that there exists adequate legal ingress and egress to the Project;

                          (xiii) A copy of the fully executed agreement whereby Borrower has agreed to purchase or has already purchased the Project;

                          (xiv) A copy of the certificate of occupancy for the Project issued by the jurisdiction in which the Project is located together with evidence that the Project and its use are in accordance with building and governmental codes and zoning requirements;

                          (xv) Evidence that Borrower has obtained all other licenses, permits, consents, approvals and authorizations necessary or appropriate in connection with the management and operation of the Project;

                          (xvi)   Copy of the Project Lease and a Lessee
                 Agreement;

                          (xvii)  Copies of each other lease agreement
                 affecting the Project, together with, within ninety (90) days of the Closing Date, subordination and estoppel agreements for the benefit of Lender from each lessee;

                          (xviii) Copy of a franchise agreement with respect to
                 the Project (the "Project Franchise Agreement") with a national hotel franchise company acceptable to Lender, together with a "comfort" letter from the respective franchisor of the Project which provides, among other things, that in the event Lender obtains control of the applicable Collateral Project: (A) Lender may make application for the transfer to Lender of the respective franchise; (B) the franchiser will not terminate the franchise during the application process; and (C) the franchisor will not unreasonably withhold its consent to the transfer of the franchise. Each letter shall be in a form acceptable to Lender in its reasonable discretion. In place of a Project Franchise Agreement with respect to a Project, Lender may accept in its reasonable discretion (1) a franchise commitment to Borrower or Lessee from a national hotel franchise company acceptable to Lender to deliver a Project Franchise Agreement within ninety (90) days, and (2) an estoppel letter from said franchise company confirming that any such franchise commitment remains outstanding and pending the issuance of the Project Franchise Agreement the Project may be operated under said franchise company's franchise;

                          (xix) Copy of a Project Management Agreement with respect to the Project with the Management Company, together with the executed collateral assignment of the Project Management Agreement to Lender substantially in the form of Exhibit "D" attached hereto, the consent of the Management Company to said collateral assignment and the subordination agreement of the Management Company, substantially in the form of Exhibit "E" attached hereto;

                           (xx) If required by Lender, evidence of worker's compensation insurance coverage satisfactory to Lender;

                          (xxi)   The executed and recorded Deed of Trust;

                          (xxii) An environmental indemnity agreement executed by Borrower and the General Partner, substantially in the form of Exhibit "B" attached hereto;

                          (xxiii) Executed and filed UCC-1 Financing
                 Statements;

                          (xxiv) Physical condition reports as to the Project acceptable to Lender;

                          (xxv) Certified income statements of the Project, for the prior fiscal year, if available, and certified year-to-date, by the then owner of the Project;

                          (xxvi) Evidence of the Project Cost of the Project, certified by the Borrower or as evidenced to Lender by the final escrow settlement statement for the Project. "Project Cost" means the actual acquisition cost, including without limitation reasonable fees as approved by Lender in its reasonable discretion and all costs incurred in performing due diligence in connection with the acquisition, and capital improvement, refurbishment and rehabilitation expenditures incurred by Borrower with respect to the Project;

                          (xxvii)  A proposed monthly operating budget of the
                 Project for the next twelve months; and

                          (xxviii) Such other information and documents that
                 Lender may reasonably require.

         5.2 The Loan Fee required by Paragraph 3.1 hereof shall have been paid in full.

         5.3 All representations and warranties by Borrower shall remain true and correct and all agreements that Borrower is to have performed or complied with by the date hereof shall have been performed or complied with.

         5.4 No Event of Default shall exist, and no event shall have occurred and no condition exists that, after notice or lapse of time, or both, would constitute an Event of Default.

SECTION 5A CONDITIONS PRECEDENT FOR CLOSING DATE

         The obligation of Lender to make the Loan, and each and every Advance, is subject to Lender receiving at Borrower's expense on or before the Closing Date, except as otherwise noted, all of the following, all of which shall be in form and content satisfactory to Lender and shall be subject to approval by
Lender:

                 (a) An original of this Agreement fully executed by the Borrower;

                 (b) A fee equal to one and one-quarter percent (1.25%) of $15,000,000.00, pro-rated on the basis of the remaining Revolving Term, based on the original RLC Termination Date of October 25, 1997;

                 (c) A certified copy of any amendments to the organizational documents of the Borrower and the General Partner made since October 25, 1995 together with evidence of good standing in the State of Delaware and each state where a Collateral Project is located which evidence of good standing shall be provided to Lender on or before September 16, 1996, and certified approving resolutions and incumbency certificates of Borrower and General Partner;

                 (d) With respect to each Collateral Project, a commitment from the title insurance company that issued the lender's ALTA extended coverage title insurance policy with respect to such Collateral Project in connection with the

         Loan (the "Original Title Policy") to issue an endorsement to the Original Title Policy or a replacement policy, with all endorsements included as part of the Original Title Policy, in form satisfactory to Lender, that: (i) increases the amount of the Original Title Policy to $50,000,000.00; (ii) defines the insured mortgage as the Deed of Trust described in the Original Title Policy as modified; (iii) changes the "Date of Policy" to the date of the recording of an amendment to the respective Deed of Trust; and (iv) insures that said Deed of Trust, as modified hereby, continues to be a first lien upon the real property described therein, as security for the Loan, as modified herein, subject only to those exceptions contained in the Original Title Policy and to such additional exceptions as Lender may specifically approve in writing;

                 (e) An original amendment of each Deed of Trust fully executed by the Borrower and recorded;

                 (f) A fully executed original of each of the following documents:

                          (i) Amendment of each Subordination and Estoppel Agreement previously executed by the Borrower and Lessee for the benefit of Lender;

                          (ii) Amendment of each Management Subordination
                 Agreement previously executed by the Lessee and the Management Company for the benefit of Lender; and

                          (iii) On or before July 31, 1996, amendments of the Non Disturbance, Attornment, Estoppel and Subordination Agreements (each an "NDA") previously delivered to Lender from Rockin Robin L.C. (Provo) and Slope Ski Corporation (Steamboat Springs) and a new NDA from Mitzel's American Kitchens II, Inc. (Kent);

                 (g) Each Guarantor has executed and delivered to Lender a Consent and Agreement of Guarantors;

                 (h) Payment of all the internal and external costs and expenses reasonably incurred by Lender in connection with this Agreement (including, without limitation, outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees); and

                 (i)      Opinion of counsel to Borrower.

SECTION 6. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender to the best of its knowledge as follows:

         6.1 The recitals and statements of intent appearing in this Agreement are true and correct.

         6.2 Borrower is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing in each state in which it is doing business.

         6.3 Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted.

         6.4 Borrower is fully authorized and permitted to enter into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of any law, rule or regulation applicable to Borrower. This Agreement, the Note and each Security Document are valid and binding legal obligations of Borrower, and each is enforceable in accordance with its terms.

         6.5 The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments.

         6.6 The Guarantees constitute legal, valid and binding obligations of the Guarantors according to the terms thereof.

         6.7 To the best of Borrower's knowledge, the execution, delivery and performance by Borrower of this Agreement, will not result in any breach of the terms, conditions or provisions of, or constitute a default under, any material agreement or instrument under which Borrower is a party or is obligated.

         6.8 To the best of Borrower's knowledge, no actions, suits or proceedings are pending or threatened against Borrower that might materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement or the financial condition, business or operations of Borrower.

         6.9 All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of Borrower are and shall be true, complete and correct in all material respects as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of Borrower since the latest financial statements of Borrower given to Lender.

         6.10 Borrower has filed all federal, state and local tax returns and has paid all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

         6.11 Each request by Borrower for an Advance shall constitute an affirmation on the part of Borrower that the representations and warranties contained herein are true and correct as of the time of such request and that the conditions precedent set forth herein have been fully satisfied. All representations and warranties made herein shall survive the execution of this Agreement, all Advances and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

         6.12 To the best of Borrower's knowledge, Borrower has no actions, causes of action, claims, debts, damages, demands, liabilities, obligations or suits of whatever kind or nature in law or equity, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

SECTION 7. AFFIRMATIVE COVENANTS

         So long as Lender has any commitment to lend to Borrower hereunder or until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged:

         7.1 Borrower shall maintain in full force and effect all material rights and licenses necessary to carry on its business with respect to the Collateral Projects, and all material permits, licenses, consents and approvals necessary for the maintenance of each Collateral Project. Borrower shall maintain its present existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management.

         7.2 Borrower shall maintain in full force and effect at all times all insurance coverages required to be provided as a condition of any Advance. All insurance policies required to be delivered to Lender shall stipulate that Lender is to receive at least thirty (30) days prior written notice prior to any cancellation or modification thereof and shall be from an insurance company acceptable to Lender.

         7.3 Borrower shall immediately give notice to Lender of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include all or any part of any Collateral Project in any assessment district. Lender shall have the right to file a written objection to the inclusion of all or any part of any Collateral Project in any assessment district, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such district. The inclusion of all or any part of any Collateral Project in any assessment district shall not be deemed of itself to be an Event of Default.

         7.4 Borrower shall make when due all payments of interest and principal on the Loan and shall keep and comply with all terms, conditions and provisions of the Security Documents.

         7.5 After the execution of this Agreement, any and all publicity releases to newspapers of general or limited circulation or trade publications announcing any of the financing by Lender provided for herein shall be issued by or subject to prior approval by Lender.

         7.6 Borrower shall pay all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law if the failure to pay would materially and adversely affect the repayment of the Loan or the performance by Borrower under this Agreement.

         7.7 Borrower shall maintain, in a safe place, proper and accurate books and records relating to the operations and business affairs of the Collateral Projects. Lender shall have the right from time to time upon 24 hours prior notice and during normal business hours to examine, and to make abstracts from and photocopies of, Borrower's books and records with respect to the Collateral Projects.

         7.8 Within one hundred twenty (120) days after the close of each fiscal year and within sixty (60) days after the close of each interim quarterly accounting period of Borrower beginning with that quarter and fiscal year that include the Closing Date, Borrower shall deliver to Lender financial statements of Borrower consolidated with those of the General Partner, including a balance sheet, statement of income and expenses and statement of cash flows that include the results of the financial operation of all Collateral Projects, all in reasonable detail and prepared according to generally accepted accounting principles, consistently applied. Annual statements shall be audited by an independent certified public accountant ("CPA") and quarterly statements shall be company prepared. Annual statements shall be accompanied by a letter from the CPA, indicating the status of Borrower's compliance with the Financial Covenants and the detailed calculations supporting such compliance. Quarterly statements shall be accompanied by a certificate signed by the chief financial officer of Borrower, indicating the status of Borrower's compliance with the Financial Covenants and the detailed calculations supporting such compliance. All statements shall be certified by Borrower. Borrower shall deliver to Lender copies of Borrower's federal income tax returns within thirty (30) days of their filing date. When requested by Lender, Borrower shall promptly deliver, in writing, such further information as Lender may reasonably request relating to any such financial statements.

         7.9 Borrower shall cause each Guarantor, other than the General Partner, to deliver to Lender, within one hundred twenty (120) days after the close of each fiscal year beginning with the fiscal year that includes the Closing Date, his financial statements, all in reasonable detail satisfactory to Lender and certified by Guarantor. Borrower shall cause Alter and Biederman to deliver to Lender copies of their federal income tax returns within thirty (30) days of their filing date. When requested by Lender, each such Guarantor shall promptly deliver, in writing, such further information as Lender may reasonably request relating to any such financial statements.

         7.10 Within twenty (20) days of the end of each month, Borrower shall deliver to Lender monthly and year-to-date income statements, operating statements and operating statistics of each Collateral Project and of each Non-Collateral Project.

         7.11 On or before thirty (30) days before the beginning of each fiscal year of Borrower, Borrower shall deliver to Lender a proposed monthly operating budget for the following fiscal year for each Collateral Project.

         7.12 Borrower shall immediately inform Lender of any actions, suits or proceedings involving Borrower that could materially and adversely affect the repayment of the Loan, the performance by Borrower under this Agreement, or the financial condition, business or operations of Borrower.

         7.13 Lender shall have the right to cause the Qualified Collateral Projects to be reappraised at Borrower's expense no more frequently than once each calendar year, unless Lender shall be required to reappraise the Qualified Collateral Projects more frequently for regulatory reasons. Each appraisal is subject to review and approval by Lender.

         7.14 Borrower shall comply with the following financial covenants (the "Financial Covenants"), failure to comply with any one of which at the end of a fiscal quarter shall be a "Financial Covenant Default." Except as expressly provided below, the violation of any of the Financial Covenants shall not constitute an Event of Default:

                 (a) Debt To Net Worth Ratio: Beginning with the fiscal quarter ending June 30, 1996, the ratio of Borrower's aggregate Liabilities to its Tangible Net Worth may not exceed 1.00 to 1.00 and beginning with the fiscal quarter ending after the completion of a Qualified Offering, the ratio of Borrower's aggregate Liabilities to its Tangible Net Worth may not exceed 0.75 to 1.00; where "Tangible Net Worth" shall mean all assets appearing on a balance sheet of Borrower determined in accordance with generally accepted accounting principles, less the sum of: (a) Liabilities (other than Liabilities subordinated to the satisfaction of Lender to the obligation of Borrower to Lender); and (b) the amount, if any, of all Intangible Assets. "Intangible Assets" shall mean all goodwill, trademarks, tradenames and other similar intangible assets. "Liabilities" shall mean indebtedness of Borrower which would, in accordance with generally accepted accounting principles, be classified as liabilities of a corporation or partnership conducting a business the same as or similar to the business of Borrower, which shall not include the amount of any subordinated debt or convertible debt, as the same are reported in Borrower's financial statement;

                 (b) Distributions: Beginning with the fiscal quarter beginning September 30, 1995 based on the results of the current quarter plus the prior three (3) quarters or, if there are less than four (4) full quarters of operation, such figures on an annualized basis, all distributions by Borrower to its partners or by the General Partner of Borrower to its shareholders shall not exceed ninety-five percent (95%) of Funds From Operations. "Funds From Operations" shall mean net income (computed in accordance with generally accepted accounting principles) of Borrower, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization and after adjustment for unconsolidated partnerships and joint ventures, which adjustment will be calculated to reflect funds from operations on the same basis.

                 (c) Liquidity: Beginning with the fiscal quarter beginning September 30, 1995, Liquidity may not be less than the greater of $250,000.00 or ten percent (10%) of Liabilities (as defined above), where "Liquidity" shall mean any and all cash (including deposits in demand accounts), certificates of deposit, treasury bonds, treasury bills or other securities or any other document or instrument that is convertible to cash or readily available funds and, solely for purposes of the 10% of Liabilities calculation, all undrawn amounts under the Loan;

                 (d) Pro Forma Coverage Ratio: Beginning with the fiscal quarter beginning September 30, 1996, Borrower shall maintain an EBITDA from rent received under the Project Leases which is at least
         1.75 times its Contractual Debt Service and beginning with the fiscal quarter ending after the completion of a Qualified Offering, Borrower shall maintain an EBITDA from rent received under the Project Leases which is at least 2.00 times its Contractual Debt Service. "EBITDA" shall mean Net Revenue plus taxes, depreciation, amortization and interest expenses. "Net Revenue" shall mean the excess of Gross Revenues over Gross Expenses for each Loan Year. "Gross Revenues" shall mean all income, rentals, revenues and consideration of whatever form or nature received by or paid to, or for the account or benefit of the Borrower from any and all sources, resulting from or attributable to, the leasing of the Collateral Projects and the Non Collateral Projects, to be determined on the basis of the financial information delivered in the Loan documents. "Gross Expenses" shall mean all reasonable expenses actually incurred by Borrower in the leasing, owning, maintaining or insuring of the Collateral Projects and the Non-Collateral Projects. "Loan Year" shall mean each calendar year after the Closing Date. "Contractual Debt Service" shall mean the sum of (A) the debt service on the Loan which would be payable to Lender if the payments under the Loan were based upon the following terms: an amount necessary to fully amortize the Applicable Commitment over a period of fifteen (15) years at the Pro Forma Interest Rate, plus (B) the actual debt service on all other Liabilities of Borrower. The Pro Forma Coverage Ratio shall be initially calculated based on the trailing twelve (12) month period until Lender receives the financial statements of Borrower for September 30, 1996 (or the first four full quarters of financial operations up to March 31, 1997); thereafter, the ratio shall be calculated based on the current quarter plus the prior three quarters;

                 (e) Debt Service Coverage Ratio: Beginning with the fiscal quarter beginning September 30, 1996, Borrower shall maintain its Debt Service Coverage Ratio at or in excess of 1.30 to 1.00. "Debt Service Coverage Ratio shall mean that ratio obtained by dividing (A) the sum of (i) five percent (5%) of Net Revenue plus (ii) taxes, depreciation, amortization and interest expenses, by (B) Debt Service, where "Debt Service" equals an amount necessary to fully amortize the average Loan Balance outstanding during the applicable period over a period of fifteen (15) years at the Pro Forma Interest Rate (as defined in subparagraph (d) above);

                 (f) Franchise Commitment: Each Additional Project must be subject to a commitment in a form reasonably acceptable to Lender from a national hotel franchise company acceptable to Lender in its reasonable discretion. Such franchise commitment shall provide that the Project will be subject to a franchise agreement within twelve
         (12) months of Borrower's acquisition of the Project. A franchise commitment from Hampton Inn, Holiday Inns, Courtyard by Marriott,
         Club Hotels by Doubletree, Doubletree Hotels (full service), Residence Inn and other national hotel franchise companies reasonably acceptable to Lender shall be deemed acceptable.

         7.15 There shall be no secondary financing on any Collateral Project. For this purpose, leases on any equipment shall not be considered as "secondary financing."

         7.16 Upon the occurrence of an Event of Default and only during the continuation thereof, all Project Net Revenues from the operation of the Collateral Projects shall be deposited on a daily basis in a demand account maintained at a bank which is acceptable to Lender in its sole and absolute discretion (the "Secured Account"), which Secured Account shall be in the name of Lender and subject to a valid and perfected priority security interest in favor of Lender; and Lender shall have the right to "sweep" the Secured Account on Friday of each week and apply such funds to the payment of the obligations of Borrower to Lender. "Project Net Revenues" shall mean the excess of Project Gross Revenues over Project Gross Expenses for each calendar month applied on a per diem basis. "Project Gross Revenues" shall mean all income, rentals, revenues and consideration of whatever form or nature received by or paid to, or on account or benefit of the Lessee and/or Management Company from any and all sources, resulting from or attributable to, the operation and/or management of the Collateral Projects to be determined on the basis of the financial information delivered by Borrower to Lender as described in the Loan documents "Project Gross Expenses" shall mean all reasonable expenses actually incurred by Lessee and/or Management Company in the operation and/or management of the Collateral Projects.

         7.17 With the exception of office equipment that is leased and of personal property that is used in a Collateral Project's restaurant that has been subleased to an unrelated third party, Borrower shall, during the term of the Loan, own all personal property and fixtures used in the ownership, operation and/or management of the Collateral Projects and such personal property and fixtures shall be subject to the respective Project Leases. Notwithstanding what may otherwise be provided in the immediately preceding sentence, Lender acknowledges that the rights of Borrower as "franchisee" under the Project Franchise Agreement, all inventory, accounts and certain licenses, permits and contract rights shall be held by, and in the name of, Lessee (the "Lessee Personal Property"). Each Project Lease shall provide that Borrower shall maintain a lien on all such Lessee Personal Property and that, upon the expiration and/or earlier termination of the Project Lease, the Lessee shall cause all Lessee Personal Property to be transferred/assigned to Borrower to the extent permitted by law and/or by the terms of any contracts affecting such property.

         7.18 Lender acknowledges Lessee's intent to enter into management agreements (the "Project Management Agreements") with the Management Company providing for the management of the Collateral Projects. The Project Management Agreements shall be acceptable in all respects to Lender acting in its sole and absolute discretion; provided, however, that Lender hereby acknowledges that the Project Management Agreements shall provide for management fees to be paid in an amount equal to two percent (2%) of gross revenue from all sources on the Collateral Projects plus the Management Company's cost and expense of operation, and Lender hereby consents to such management fees so long as:

                 (a) Such fees shall be payable no more frequently than once every month in arrears and no fees shall be paid in advance;

                 (b) Each Project Management Agreement shall be terminable at will at the option of the Lender at any time during the occurrence and continuation of an Event of Default, with such termination to be without penalty or premium payable to the Management Company. Lender shall, upon the occurrence and continuation of an Event of Default by Borrower, have the additional right to apply for the appointment of a receiver (the "Receiver") through a court of competent jurisdiction to manage the Collateral Projects in the place of the Management Company. Each Project Management Agreement shall also include a provision that the Management Company shall co-operate with Lender in (i) obtaining the appointment of the Receiver; and (ii) turning over management and control of the Collateral Project to the Receiver including, without limitation, the assignment to the Receiver of any and all licenses and/or permits used and/or necessary for the operation and/or management of the Collateral Projects. In addition, the Project Management Agreements shall provide that (a) upon the occurrence of an Event of Default and the continuation thereof which has not been cured during the applicable cure period, all Project Net Revenues shall be deposited by the

         Management Company into the Secured Account; and (b) the Management Company waives any and all defenses to the appointment of the Receiver;

                 (c) Lessee shall not "materially" modify, amend or assign the Project Management Agreements without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion. A material modification or amendment shall include, without limitation, a change in the termination date(s), compensation paid to the Management Company, default provisions, parties to the Project Management Agreements, key personnel, and reporting criteria;

                 (d) Lessee shall obtain and deliver to Lender an agreement from the Management Company subordinating its right to all payments under the Project Management Agreements to the Loan from and after any notice from Lender to Borrower of an Event of Default by Borrower; and

                 (e) The Project Management Agreements shall be for a term reasonably acceptable to Lender. Borrower shall notify Lender no later than sixty (60) days prior to the termination of any Project Management Agreement of the name of any replacement management company which shall be reasonably acceptable to Lender.

         7.19 Notwithstanding what may otherwise be provided herein, Borrower shall have the right, during the term of the Loan, to acquire one or more unrelated hotels (the "Non-Collateral Projects"), which Non-Collateral Projects shall not be collateral for the Loan provided: (i) Borrower shall not directly or indirectly apply any Advances toward the acquisition, operation, maintenance, control or ownership of such Non-Collateral Project; and (ii) any and all loans on each Non-Collateral Project shall be non-recourse to the Borrower. In the event Borrower acquires a Non-Collateral Project and fails to comply with the conditions set forth in the immediately preceding sentence, such failure shall be deemed an Event of Default.

         7.20 Each Project shall at all times be subject to either a Project Franchise Agreement with, or a franchise commitment from, a national hotel franchise company acceptable to Lender, provided that any franchise commitment shall provide, except as to the Initial Projects, that a Project Franchise Agreement shall be delivered with respect to said Project within the next twelve
(12) months; and provided further that all franchise commitments for which a Project Franchise Agreement has not yet been issued shall be renewed prior to their expiration dates.

         7.21 Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require in connection with this Loan consistent with the terms of this Agreement.

         7.22 Borrower agrees to maintain Capital Sources available at all times sufficient to (i) complete all Development Projects, and (ii) fulfill all of its obligations under any agreements to purchase Additional Projects, where "Capital Sources" means all sources of capital available to

Borrower, whether in the form of debt such as the Construction Line, or equity, to the extent not otherwise committed.

         7.23 Borrower agrees to provide Lender with respect to the Initial Project at Silverthorne, Colorado a survey satisfying the requirements of Paragraph 5.1(1)(ii) no later than June 21, 2004 if still a Collateral Project on such date. In the event that Borrower fails to do so, Borrower agrees that such failure shall be deemed to be an Event of Default.

SECTION 8. NEGATIVE COVENANTS

         So long as Lender has any commitment to lend to Borrower hereunder and until the Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged, Borrower shall not, without receiving the prior written consent of Lender which consent shall not be unreasonably withheld:

         8.1 Dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of the Collateral Projects to any other person, firm or corporation.

         8.2 Assign, transfer or convey any of its right, title and interest in any property whether real or personal encumbered by the Security Documents other than in the ordinary course of business with respect to personal property with a value of less than $5,000.00 or create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any property encumbered by the Security Documents, except with respect to the equipment of any Additional Project that was subject to liens or leases existing prior to the acquisition of such Additional Project by Borrower.

         8.3 Consent to, or vote in favor of, the inclusion of all or any part of any Collateral Project in any assessment district.

         8.4 Change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to generally accepted accounting principles applied on a consistent basis.

SECTION 9. WAIVER

         9.1 Borrower waives presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly called for in this Agreement. Borrower consents to and waives notice of: (i) the granting of indulgences or extensions of time of payment, (ii) the taking or releasing of security, and (iii) the addition or release of persons who may be or become primarily or secondarily liable for the Loan or any other indebtedness arising in connection with the Loan, or any part thereof, and all in such manner and at such time as Lender may deem advisable.

         9.2 No delay or omission by Lender in exercising any right, power or remedy hereunder, and no indulgence given to Borrower, with respect to any term, condition or provision set forth herein, shall impair any right, power or remedy of Lender under this Agreement, or be construed as a waiver by Lender of, or acquiescence in, any Event of Default. Likewise, no such delay, omission or indulgence by Lender shall be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. Any actual waiver by Lender of any Event of Default shall not be a waiver of any other prior or subsequent Event of Default or of the same Event of Default after notice to Borrower demanding strict performance.

SECTION 10.      DEFAULT

         10.1 The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Agreement:

                 (a) Any failure to pay any principal or interest under the Note when the same shall become due and payable, or the failure to pay any other sum due under the Note, this Agreement or any Security Document and such failure continues for ten (10) days after notice thereof to Borrower. No notice, however, shall be required after maturity of the Note.

                 (b) Any failure or neglect to perform or observe any of the covenants, conditions or provisions of this Agreement, the Note, any Security Document or any other document or instrument executed or delivered in connection with the Loan (other than a failure or neglect described in one or more of the other provisions of this Paragraph 10.1) and the continuation thereof for a period of thirty (30) days after notice from Lender to Borrower or, so long as Borrower is proceeding diligently to remedy such failure or neglect, sixty (60) days after notice from Lender to Borrower.

                 (c) Any warranty, representation or statement contained in this Agreement, in the Note or in any Security Document or any other document or instrument executed or delivered in connection with the Loan, or made or furnished to Lender by or on behalf of Borrower, that shall be or shall prove to have been materially false when made or furnished.

                 (d) The filing by Borrower, the Lessee, any endorser of the Note or any Principal Guarantor (or against such party to which such party acquiesces or that is not dismissed within ninety (90) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to such party; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of such party.

                 (e) The insolvency of Borrower, the Lessee, any endorser of the Note or any Principal Guarantor; or the execution by such party of an assignment for the benefit of creditors; or the convening by such party of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of such party to pay its debts as they mature; or if such party is generally not paying its debts as they mature.

                 (f) The admission in writing by Borrower, the Lessee, any endorser of the Note or any Principal Guarantor that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

                 (g) The liquidation, termination or dissolution of Borrower or any endorser of the Note, if a corporation, partnership or joint venture.

                 (h) Any levy or execution upon, or judicial seizure of, any portion of any collateral or security for the Loan.

                 (i) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, other than any lien or encumbrance permitted by the Deeds of Trust or the other Loan Documents, against any portion of any collateral or security for the Loan, that is not removed or released within thirty (30) days after its creation.

                 (j) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of any collateral or security for the Loan, that is not dismissed or bonded within thirty
         (30) days after its institution, any such bonding to be for an amount not less than the reasonably expected maximum liability of Borrower.

                 (k) The occurrence of any event of default under the Note, any of the Security Documents or any other document or instrument executed or delivered in connection with the Loan and the expiration of any applicable cure period.

                 (l) The occurrence of any material event of default under any Project Lease, any Project Franchise Agreement or any Project Management Agreement and the expiration of any cure period thereunder.

         10.2 Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Lender may do one or more of the following:

                 (a) Cease making Advances and declare the entire Loan and all other indebtedness of Borrower hereunder immediately due and payable, without notice or demand;

                 (b) Proceed to protect and enforce its rights and remedies under this Agreement, the Note, and all Security Documents; and

                 (c) Avail itself of any other relief to which Lender may be legally or equitably entitled.

         10.3 Borrower shall pay all costs and expenses, including without limitation costs of title searches and title policy commitments, Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by Lender in enforcing payment and performance of the Loan and the other indebtedness and obligations of Borrower hereunder or in exercising the rights and remedies of Lender hereunder. All such costs and expenses shall be secured by all Security Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

         SECTION 11.      ACTION UPON AGREEMENT

         11.1 This Agreement is made for the sole protection and benefit of the parties hereto and no other person or organization shall have any right of action hereon.

         11.2 This Agreement and the other loan documents executed in connection herewith embody the entire agreement of the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein or in the other loan documents executed in connection herewith. Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives.

         11.3 No promise, representation, warranty or agreement made subsequent to the execution and delivery of this Agreement by either party hereto, and no revocation, partial or otherwise, or change, amendment or addition to, or alteration or modification of, this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

         11.4 Lender and Borrower each have separate and independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.

SECTION 12.      GENERAL

         12.1 This Agreement shall survive, the making of the Loan and shall continue so long as any part of the Loan, or any extension or renewal thereof, remains outstanding.

         12.2 All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys' fees, shall be secured by the Security Documents, shall bear interest at the highest rate payable on the Loan until paid, and shall be due and payable by Borrower to Lender immediately without demand.

         12.3 Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to reasonable attorneys' fees and expenses, arising out of any matter relating, directly or indirectly, to the Loan, to the ownership, development, construction, or sale of any Collateral Project, whether resulting from internal disputes of the Borrower, disputes between the Borrower and any guarantor, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Agreement, the Security Documents, or any property encumbered thereby, but excluding any claim or liability which arises as the direct result of the negligence or willful misconduct of Lender. This indemnity provision shall continue in full force and effect and shall survive not only the making of the Loan and all Advances but shall also survive the repayment of the Loan and the performance of all of Borrower's other obligations hereunder.

         12.4 If Borrower consists of more than one person or entity their liability shall be joint and several. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

         12.5    Time is expressly made of the essence of this Agreement.

         12.6 All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.

         12.7 Borrower shall pay all costs and expenses arising from the preparation of this Agreement and the closing of the Loan, including but not limited to title insurance premiums, other title company charges, recording and filing fees, costs of Uniform Commercial Code searches, Lender's attorneys' fees, any intangible or recording taxes and any other charges that may be imposed on Lender as a result of this transaction.


         12.8 This Agreement shall be governed by and construed according to the laws of the State of Arizona.


         12.9 Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

         12.10 The headings or captions of sections in this Agreement are for reference only, do not define or limit the provisions of such sections, and shall not affect the interpretation of this Agreement.

         12.11 The Note is hereby amended (i) to evidence the increased maximum amount of the Loan from $30,000,000.00 to the Maximum Loan Amount and
(ii) to be otherwise consistent with this Agreement.


         12.12 All references in the Security Documents, the Environmental Indemnity Agreements and the other Loan Documents from the Borrower to Lender to "$30,000,000.00" are amended to read "Maximum Loan Amount."


         12.13 Each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein.

         12.14 The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

         12.15 Lender, at any time, shall have the right to sell participation interests in the Loan and in any documents and instruments executed in connection herewith. Lender is authorized to furnish to any participant or prospective participant any information or document that Lender may have or obtain regarding the Loan, Borrower or any guarantor of the Loan.

         IN WITNESS WHEREOF, these presents are executed as of the date first indicated above.

                                       SUNSTONE HOTEL INVESTORS, L.P., a
                                       Delaware limited partnership

                                       BY: SUNSTONE HOTEL INVESTORS, INC.,
                                           a Maryland corporation,
                                           its General Partner


                                           By: /s/ ROBERT A. ALTER
                                               ------------------------
                                           Name:   Robert A. Alter
                                                -----------------------
                                           Title:  President
                                                 ----------------------

                                                               BORROWER


                                       BANK ONE, ARIZONA, NA, a national
                                       banking association

                                       By: /s/ DANIEL A. NUNES
                                           ---------------------------
                                       Name:   Daniel A. Nunes
                                            --------------------------
                                       Title:  Assistant Vice President
                                             --------------------------

                                                             LENDER

                                  SCHEDULE "A"

                                 DEEDS OF TRUST
Arizona:

         1. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on October 31, 1995 in the Official Records of Maricopa County, State of Arizona, at Recorder's No. 95-0668897.

California:

         1. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on October 31, 1995 in the Official Records of Los Angeles County, State of California, at Recorder's No. 95-1761343.

         2. Deed Of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on October 31, 1995 in the Official Records of Fresno County, State of California, at Recorder's No. 95-139846.

         3. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated December 13, 1995 and recorded on December 13, 1995 in the Official Records of Alameda County, State of California, at Recorder's No. 95-288837.

Colorado:

         1. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on November 1, 1995 in the Official Records of Moffat County, State of Colorado, at Reception No. 362505.

         2. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on November 1, 1995 in the Official Records of Routt County, State of Colorado, at Reception No. 454471.

         3. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on November 1, 1995 in the Official Records of Summit County, State of Colorado, at Reception No. 502239.

         4. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on November 1, 1995 in the Official Records of Arapahoe County, State of Colorado, at Reception No. A5115354.

         5. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on November 1, 1995 in the Official Records of Pueblo County, State of Colorado, at Book No. 2842, at Page 743.

New Mexico:

         1. Real Estate Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on October 31, 1995 in the Official Records of Santa Fe County, State of New Mexico, at Book No. 1212, beginning at Page 571.

Oregon:

         1. Line of Credit, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated February 1, 1996 and recorded on February 2, 1996 in the Official Records of Clackamas County, State of Oregon, at Recorder's No. 96-008080.

         2. Line of Credit, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated February 1, 1996 and recorded on February 2, 1996 in the Official Records of Multnomah County, State of Oregon, at Recorder's No. 96-17505.

Utah:

         1. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated October 25, 1995 and recorded on October 31, 1995 in the Official Records of Utah County, State of Utah, at Book No. 3805, at Page No. 338, as Entry No. 74445.

Washington:

         1. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated February 1, 1996 and recorded on February 2, 1996 in the Official Records of King County, State of Washington, at Recorder's No. 960202-1789.

         2. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated February 1, 1996 and recorded on February 2, 1996 in the Official Records of Kitsap County, State of Washington, at Recorder's No. 9602020194.

                                  EXHIBIT "A"

         When recorded, return to:

         BANK ONE, ARIZONA, NA
         Post Office Box 29542
         Phoenix, Arizona 85038
         Attention: Western Region Real
                    Estate Finance, Dept.  A-392


                      DEED OF TRUST, ASSIGNMENT OF RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING
                              -----------------

          This Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (hereinafter called "Deed of Trust") is made as of the _________ day of ______________, 19____, by and among SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, whose mailing address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672, and whose chief executive office is located at 115 Calle de Industrias, Suite 201, San Clemente, California 92672, hereinafter called "Trustor," _________________________________, whose mailing address is _____________________________________, hereinafter called "Trustee,"
and BANK ONE, ARIZONA, NA, a national banking association, whose mailing address is Post Office Box 29542, Phoenix, Arizona 85038, Attention: Western Region Real Estate Finance, Dept. A-392, hereinafter called "Beneficiary".

                                  WITNESSETH:

SECTION 1. GRANTING CLAUSE; WARRANTY OF TITLE

         1.1 Trustor hereby irrevocably grants, transfers, and assigns to Trustee, in trust, with power of sale, all of Trustor's present and future estate, right, title- and interest in and to that real property and all buildings and other improvements now thereon or hereafter constructed thereon (the "Premises"), in the County of___________________________, State of
_________________, described on Schedule "A" attached hereto and by this reference made a part hereof, together with all of the following which, with the Premises (except where the context otherwise requires), are hereinafter collectively called the "Trust Property":

                 (a)      All appurtenances in and to the Premises;

                 (b) All water and water rights, ditches and ditch rights, reservoir and reservoir rights, stock or interests in irrigation or ditch companies, minerals, oil and gas rights, royalties, lease or leasehold interests owned by Trustor, now or hereafter used or useful in connection with, appurtenant to or related to the Premises;


                 (c) All right, title and interest of Trustor now owned or hereafter acquired in and to all streets, roads, alleys and public places, and all easements and rights of way, public or private, now or hereafter used in connection with the Premises;

                 (d) All machinery, equipment, fixtures and materials now or at any time attached to the Premises together with all processing, manufacturing and service equipment and other personal property now or at any time hereafter located on or appurtenant to the Premises and used in connection with the management and operation thereof;

                 (e) Any licenses, contracts, permits and agreements required or used in connection with the ownership, operation or maintenance of the Premises, and the right to the use of any tradename, trademark, or service mark now or hereafter associated with the operation of any business conducted on the Premises;

                 (f) Any and all insurance proceeds, and any and all awards, including interest, previously and hereafter made to Trustor for taking by eminent domain of the whole or any part of the Premises or any easements therein;

                 (g) Subject to the rights of Beneficiary under Section 3 hereof, all existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or any portion of the Premises and all income, receipts, revenues, issues, rents, accounts or other payments for the use or occupancy of rooms and other public facilities, and profits arising from the use or enjoyment of all or any portion of the Premises.

         1.2 Trustor warrants that it is well and truly seized of a good and marketable title in fee simple to the Premises, that it is the lawful owner of the rest of the Trust Property, that it does not hold the Premises in trust, and that, except for those matters specifically described on Schedule "B" Part I attached to the title insurance policy delivered to Beneficiary with respect to the Trust Property dated as of the date of the recording of the Deed of Trust (hereinafter called the "Permitted Exceptions"), the title to all the Trust Property is clear, free and unencumbered; Trustor shall forever warrant and defend the same unto Beneficiary, its successors and assigns, against all claims whatsoever.

         TRUSTOR FURTHER REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

SECTION 2. OBLIGATION SECURED


         This Deed of Trust is given for the purpose of securing, in such order of priority as Beneficiary may elect:

         2.1 Payment of the sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) according to the terms of that Promissory Note dated October 25, 1995, as amended by the amended and restated Loan Agreement dated as of June 21, 1996 (the "Modification Agreement") by and between Trustor and Beneficiary, made by Trustor, payable to the order of Beneficiary, evidencing a revolving line of credit, all or any part of which may be advanced to Trustor, repaid by Trustor and readvanced to Trustor, from time to time, subject to the terms and conditions thereof, provided that the principal balance outstanding at any time shall not exceed the sum set forth above in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys' fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "Note"). The Note shall accrue interest at a rate per annum as such rate shall change from time to time;

         2.2 Payment, performance and observance by Trustor of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Beneficiary pursuant to the terms hereof, or to preserve any right of Beneficiary hereunder, or to protect or preserve the Trust Property or any part thereof;

         2.3 Payment, performance and observance by Trustor of each covenant, condition, provision and agreement contained in that Loan Agreement dated of even date with the Note, by and between Trustor and Beneficiary as amended and restated by the Modification Agreement (as amended and restated, hereinafter called the "Loan Agreement") and in any other document or instrument related to the indebtedness hereby secured and of all monies expended or advanced by Beneficiary pursuant to the terms thereof or to preserve any right of Beneficiary thereunder;

         2.4 Payment of any and all additional loans and future advances made by Beneficiary to Trustor and/or to the then record owner or owners of the Trust Property (excluding, however, any such loan to an individual for personal, family or household purposes) with interest thereon, late charges, extension and other fees, prepayment premiums and attorneys' fees, according to the terms of the promissory note(s) and/or credit agreement(s) evidencing such loans and advances, and all extensions, modifications, renewals or replacements thereof.


         All of the indebtedness and obligations secured by this Deed of Trust are hereinafter collectively called the "Obligation."

SECTION 3. LEASES; ASSIGNMENT OF RENTS AND LEASES

         3.1 To facilitate payment and performance of the Obligation, Trustor hereby absolutely transfers and assigns to Beneficiary all right, title and interest of Trustor in and to (i) all existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or any part of the Trust Property, whether written or oral and whether for a definite term or month to month, together with all guarantees of the lessee's obligations thereunder and together with all extensions, modifications and renewals thereof (hereinafter called the "Leases"), and (ii) all income, receipts, revenues, rents, issues and profits now or hereafter arising from or out of the Leases or from or out of the Trust Property or any part thereof, including without limitation room rents, minimum rents, additional rents, percentage rents, parking and maintenance charges and fees, tax and insurance contributions, proceeds of the sale of utilities and services, cancellation premiums, claims for damages arising from any breach of the Leases, proceeds from any sale or other disposition of all or any portion of the Trust Property, and all other benefits arising from the use or enjoyment of, or the lease, sale or other disposition of, all or any portion of the Trust Property, together with the immediate and continuing right to receive all of the foregoing (hereinafter called the "Rents"). In furtherance of this Assignment, and not in lieu hereof, Beneficiary may require a separate assignment of rents and leases and/or separate specific assignments of rents and leases covering one or more of the Leases; the terms of all such assignments are incorporated herein by reference.

         3.2 Trustor hereby authorizes and directs the lessees and tenants under the Leases that, upon written notice from Beneficiary, all Rents shall be paid directly to Beneficiary as they become due. Trustor hereby relieves the lessees and tenants from any liability to Trustor by reason of the payment of the Rents to Beneficiary. Nevertheless, Trustor shall be entitled to collect the Rents until Beneficiary notifies the lessees and tenants in writing to pay the Rents to Beneficiary. Beneficiary is hereby authorized to give such notification upon the occurrence of an Event of Default and at any time thereafter while such Event of Default is continuing. Receipt and application of the Rents by Beneficiary shall not constitute a waiver of any right of Beneficiary under this Deed of Trust or applicable law, shall not cure any Event of Default hereunder, and shall not invalidate or affect any act done in connection with such Event of Default, including, without limitation, any trustee's sale or foreclosure proceeding.

         3.3 All Rents collected by Trustor shall be applied in the following manner:

                 First, to the payment of all taxes and lien assessments levied against the Trust Property, where provision for paying such is not otherwise made;

                 Second, to the payment of ground rents (if any) payable with respect to the Trust Property;

                 Third, to the payment of any amounts due and owing under the Obligation;

                 Fourth, to the payment of current operating costs and expenses (including repairs, maintenance and necessary acquisitions of property and expenditures for capital improvements) arising in connection with the Trust Property;

                 Fifth, to Trustor or its designee.

All Rents collected by Beneficiary may be applied to the items above listed in any manner that Beneficiary deems advisable and without regard to the aforestated priorities.

         3.4 Trustor represents and warrants that: (i) the Leases are in full force and effect and have not been modified or amended; (ii) the Rents have not been waived, discounted, compromised, setoff or paid more than one month in advance; (iii) there are no other assignments, transfers, pledges or encumbrances of any Leases or Rents; and (iv) to the best of Trustor's knowledge neither Trustor nor the lessees and tenants are in default under the Leases.

         3.5 Trustor shall (i) fulfill or perform each and every term, covenant and provision of the Leases to be fulfilled or performed by the lessor thereunder; (ii) give prompt notice to Beneficiary of any notice received by Trustor of default thereunder or of any alleged default or failure of performance that could become a default thereunder, together with a complete copy of any such notice; and (iii) enforce, short of termination thereof, the performance or observance of each and every term, covenant and provision of each Lease to be performed or observed by the lessees and tenants thereunder.

         3.6 Trustor, without the prior written consent of Beneficiary, shall not: (i) cancel, modify or alter, or accept the surrender of, any Lease;
(ii) assign, transfer, pledge or encumber, the whole or any part of the Leases and Rents to anyone other than Beneficiary; (iii) accept any Rents more than one month in advance of the accrual thereof; (iv) do or permit anything to be done, the doing of which, or omit or refrain from doing anything, the omission of which, could be a breach or default under the terms of any Lease or a basis for termination thereof; or (v) enter in to any new tenant leases.

         3.7 Beneficiary does not assume and shall not be liable for any obligation of the lessor under any of the Leases and all such obligations shall continue to rest upon Trustor as though this assignment had not been made. Beneficiary shall not be liable for the failure or inability to collect any Rents.

         3.8 Neither the Assignment of Rents and Leases contained herein or in any separate assignment nor the exercise by Beneficiary of any of its rights or remedies thereunder or in connection therewith, prior to Beneficiary obtaining actual possession of the Trust Property as provided in Paragraph 8.2 hereof, shall constitute Beneficiary a "mortgagee in possession" or otherwise make Beneficiary responsible or liable in any manner with respect to the Trust Property or the occupancy, operation or use thereof. In the event Beneficiary obtains actual possession of the Trust Property as provided in Paragraph 8.2 hereof, Beneficiary shall have the rights, and Beneficiary's liability shall be limited, as provided in that Paragraph.

SECTION 4. SECURITY AGREEMENT

         4.1 This Deed of Trust shall cover, and the Trust Property shall include, all property now or hereafter affixed or attached to or incorporated upon the Premises, which, to the fullest extent permitted by law, shall be deemed fixtures and a part of the Premises. To the extent any of the Trust Property consists of rights in action or personal property covered by the Uniform Commercial Code, this Deed of Trust shall also constitute a security agreement, and Trustor hereby grants to Beneficiary, as secured party, a security interest in such property, including all proceeds thereof, for the purpose of securing the Obligation. In addition, for the purpose of securing the Obligation, Trustor hereby grants to Beneficiary, as secured party, a security interest in all of the property described below in, to, or under which Trustor now has or hereafter acquires any right, title or interest, whether present, future, or contingent: all equipment, inventory, accounts, general intangibles, instruments, documents, and chattel paper, as those terms are defined in the Uniform Commercial Code, and all other personal property of any kind (including without limitation money and rights to the payment of money), whether now existing or hereafter created, that are now or at any time hereafter (i) in the possession or control of Beneficiary in any capacity; (ii) erected upon, attached to, or appurtenant to, the Premises; (iii) located or used on the Premises or identified for use on the Premises (whether stored on the Premises or elsewhere); or (iv) used in connection with, arising from, related to, or associated with the Premises or any of the personal property described herein, the construction of any improvements on the Premises, the ownership, development, maintenance, leasing, management, or operation of the Premises, the use or enjoyment of the Premises, or the operation of any business conducted on the Premises; including without limitation all such property more particularly described as follows:

                 (a) Buildings, structures and improvements, and building materials, fixtures and equipment to be incorporated into any buildings, structures or improvements;

                 (b) Goods, materials, supplies, fixtures, equipment, machinery, furniture and furnishings, including without limitation, all such items used for (i) generation, storage or transmission of air, water, heat, steam, electricity, light, fuel, refrigeration or sound; (ii) ventilation, air-conditioning, heating, refrigeration, fire prevention and protection, sanitation, drainage, cleaning, transportation, communications, maintenance or recreation; (iii) removal of dust, refuse, garbage or snow; (iv) transmission, storage, processing or retrieval of information; and (v) floor, wall, ceiling and window coverings and decorations;

                 (c) Income, receipts, revenues, issues, rents, accounts or other payments for the use or occupancy of rooms and other public facilities, and profits, including without limitation, room rents, minimum rents, additional rents, percentage rents, parking and maintenance charges and fees, tax and insurance contributions, proceeds of the sale of utilities and services, cancellation premiums, and claims for damages arising from the breach of any leases;

                 (d) Water and water rights, ditches and ditch rights, reservoirs and reservoir rights, stock or interest in irrigation or ditch companies, minerals, oil and gas rights, royalties, and lease or leasehold interests;

                 (e) Plans and specifications prepared for the construction of any improvements, including without limitation, all studies, estimates, data, and drawings;

                 (f) Documents, instruments and agreements relating to, or in any way connected with, the operation, control or development of the Premises, including without limitation, any declaration of covenants, conditions and restrictions and any articles of incorporation, bylaws and other membership documents of any property owners association or similar group;

                 (g) Claims and causes of action, legal and equitable, in any form whether arising in contract or in tort, and awards, payments and proceeds due or to become due, including without limitation those arising on account of any loss of, damage to, taking of, or diminution in value of, all or any part of the Premises or any personal property described herein;

                 (h) Sales agreements, escrow agreements, deposit receipts, and other documents and agreements for the sale or other disposition of all or any part of the Premises or any of the personal property described herein, and deposits, proceeds and benefits arising from the sale or other disposition of all or any part of the Premises or any of the personal property described herein;

                 (i) Policies or certificates of insurance, contracts, agreements or rights of indemnification, guaranty or surety, and awards, loss payments, proceeds, and premium refunds that may be payable with respect to such policies, certificates, contracts, agreements or rights;

                 (j) Contracts, agreements, permits, licenses, authorizations and certificates, including without limitation all architectural contracts, construction contracts, management contracts, service contracts, maintenance contracts, franchise agreements, license agreements, building permits and operating licenses;

                 (k) Trade names, trademarks, and service marks (subject to any franchise or license agreements relating thereto);

                 (l) Refunds and deposits due or to become due from any utility companies or governmental agencies;

                 (m) Replacements and substitutions for, modifications of, and supplements, accessions, addenda and additions to, all of the personal property described herein;

                 (n) Books, records, correspondence, files and electronic media, and all information stored therein;

together with all products and proceeds of all of the foregoing, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition thereof, whether such proceeds are cash or non-cash in nature, and whether represented by checks, drafts, notes or other instruments for the payment of money. The personal property described or referred to in this Paragraph 4.1 is hereinafter called the "Personal Property." The security interests granted in this Paragraph 4.1 are hereinafter severally and collectively called the "Security Interest."

         4.2 The Security Interest shall be self-operative with respect to the Personal Property but Trustor shall execute and deliver on demand such additional security agreements, financing statements and other instruments as may be requested in order to impose the Security Interest more specifically upon the Personal Property. The Security Interest, at all times, shall be prior to any other interests in the Personal Property except any lien or security interest granted in connection with any Permitted Exception. Trustor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Beneficiary to establish, maintain and continue the perfected Security Interest. Trustor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Beneficiary from time to time to establish and determine the validity and the continuing priority of the Security Interest.

         4.3 Trustor shall not sell, transfer, assign or otherwise dispose of any Personal Property or any interest therein without obtaining the prior written consent of Beneficiary, except Personal Property that Trustor is obliged to replace pursuant to the terms hereof. Unless Beneficiary then agrees otherwise in writing, all proceeds from any permitted sale or disposition in excess of that required for replacements shall be paid to Beneficiary to be applied to the Obligation, whether or not then due. Trustor shall keep the Personal Property free of all security interests or other encumbrances, except the Security Interest and any security interests and encumbrances granted in connection with any Permitted Exception. Although proceeds of Personal Property are covered hereby, this shall not be construed to mean that Beneficiary consents to any sale of the Personal Property.

         4.4 Trustor shall keep and maintain the Personal Property in good condition and repair, and shall promptly replace any part thereof that from time to time may become obsolete, badly worn or in a state of disrepair. All such replacements shall be free of any other security interest or encumbrance, except any security interest or encumbrance granted in connection with any Permitted Exception.

         4.5 Except for purposes of replacement and repair, Trustor, without the prior written consent of Beneficiary, shall not remove, or permit the removal of, any Personal Property from the Premises.

         4.6 Trustor hereby warrants, covenants and agrees that: (i) the Personal Property is or will be used primarily for business (other than farm) purposes; (ii) the Personal Property will be kept at the Premises; and (iii) Trustor's records concerning the Personal Property will be kept at Trustor's address as set forth in the beginning of this Deed of Trust.

         4.7 Trustor represents and warrants that (i) the name specified above for Trustor is the true and correct legal name of Trustor, and (ii) the address specified above is the address of Trustor's chief executive office (or residence if Trustor is an individual without an office). Trustor shall give Beneficiary immediate written notice of any change in the location of (i) Trustor's chief executive office (or residence if Trustor is an individual without an office), as set forth in the beginning of this Deed of Trust; (ii) the Personal Property or any part thereof; or (iii) Trustor's records concerning the Personal Property. Trustor shall give Beneficiary immediate written notice of any change in the name, identity or structure of Trustor.

         4.8 All covenants and warranties of Trustor contained in this Deed of Trust shall apply to the Personal Property whether or not expressly referred to in this Section 4. The covenants and warranties of Trustor contained in this
Section 4 are in addition to, and not in limitation of, those contained in the other provisions of this Deed of Trust.

         4.9 Upon its recording in the real property records, this Deed of Trust shall be effective as a financing statement filed as a fixture filing. In addition, a carbon, photographic or other reproduced copy of this Deed of Trust and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder.

SECTION 5. PROTECTION AND PRESERVATION OF THE TRUST PROPERTY

         5.1 Trustor shall neither commit nor permit to occur any waste upon the Trust Property but shall at all times make or cause to be made all repairs, maintenance, renewals and replacements as may be necessary to maintain the Trust Property in good condition and repair. Trustor shall keep the Trust Property free of termites, dry rot, fungus, beetles and all other harmful or destructive insects and shall keep all plants, trees and shrubs included in the Trust Property neatly pruned and in good condition. Trustor shall keep the Trust Property free of rubbish and other unsightly or unhealthful conditions. Trustor shall neither use nor permit the use of the Trust Property in violation of any applicable statute, ordinance or regulation, including, without limitation, the Americans With Disabilities Act of 1990 and corresponding rules and regulations (the "ADA"), or any policy of insurance insuring the Trust Property.

         5.2 Trustor shall promptly complete any improvements that may be commenced, in good and workmanlike manner and in conformity with the ADA and with plans and specifications approved by Beneficiary. Trustor shall repair and restore, in conformity with the ADA, any portions of the Trust Property that may be damaged or destroyed. Trustor shall pay when due all claims for work performed and materials furnished on or in connection with the Trust Property or any part thereof and shall pay, discharge, or cause to be removed, all mechanic's, artisan's, laborer's or materialman's charges, liens, claims of liens or encumbrances upon the Trust Property. Trustor shall comply with all laws, ordinances and regulations now or hereafter enacted, including, without limitation, the ADA, affecting the Trust Property or requiring any alterations or improvements to be made. Except as required by law, Trustor shall not remove, substantially alter, or demolish any building or improvement included in the Trust Property without Beneficiary's prior written consent.

         5.3     (a)       Trustor shall provide and maintain policies of
insurance on the Trust Property in accordance with the Loan Agreement.

         (b) In the event of loss, Trustor shall give immediate notice to Beneficiary, and Beneficiary may make proof of loss if not made promptly by Trustor. Each insurance company is hereby authorized and directed to make payment for loss directly to Beneficiary, instead of to Trustor or to Trustor and Beneficiary jointly; Beneficiary may apply all or any part of such insurance proceeds to the payment of the Obligation, whether or not then due, or the restoration or repair of the Trust Property. Beneficiary shall not be responsible for any insurance, for the collection of any insurance proceeds, or for the insolvency of any insurer. Application of insurance proceeds by Beneficiary shall not cure nor waive any Event of Default nor invalidate any act done hereunder because of any such Event of Default. In the event of the sale of the Trust Property under the power of sale herein granted to Trustee, or upon foreclosure of this Deed of Trust as a mortgage, or in the event Beneficiary or a receiver appointed by the court shall take possession of the Trust Property without sale, then all right, title and interest of Trustor in and to all insurance policies then in force shall inure to the benefit of and pass to the beneficiary in possession, receiver or purchaser at such sale, as the case may be. Beneficiary is hereby appointed attorney in fact for Trustor to assign and transfer such policies.

         (c) If the insurance proceeds are to be used for the restoration and repair of the Trust Property, they shall be held by Beneficiary in a non-interest bearing account selected by Beneficiary in its sole and absolute discretion (the "Restoration Account"). Trustor, at its expense, shall promptly prepare and submit to Beneficiary all plans and specifications necessary for the restoration and repair of the damaged Trust Property, together with evidence acceptable to Beneficiary setting forth the total expenditure needed for the restoration and repair based upon a fixed price contract with a reputable builder and covered by performance and labor and material payment bonds. The plans and specifications and all other aspects of the proposed restoration and repair shall be subject to Beneficiary's approval. In the event the insurance proceeds held in the Restoration Account are insufficient to complete the restoration and repair, Trustor shall deposit in the Restoration Account an amount equal to the difference between the amount then held in the Restoration Account and the total contract price for the restoration and repair. Trustor may commence restoration and repair of the damaged Trust Property only when authorized in writing by Beneficiary to do so and thereafter shall proceed diligently with the restoration and repair until completed. Disbursements shall be made from the Restoration Account for the restoration and repair in accordance with a disbursement schedule, and subject to other terms and conditions, acceptable to Beneficiary. Disbursements from the Restoration Account shall be charged first against funds deposited by Trustor and, after such funds are exhausted, against the insurance proceeds deposited therein. In the event the amounts held in the Restoration Account exceed the cost of the restoration and repair of the damaged Trust Property, the excess funds shall be disbursed to Trustor to the extent of any amounts deposited therein by Trustor. Any funds remaining after such disbursement, at Beneficiary's option, may be applied by Beneficiary to the payment of the Obligation, whether or not then due, or may be disbursed to Trustor. All funds held in the Restoration Account are hereby assigned to Beneficiary as further security for the Obligation. Beneficiary, at any time, may apply all or any part of the funds held in the Restoration Account to the curing of any Event of Default.

         5.4 Trustor shall pay or cause to be paid all taxes and assessments of every kind, nature and description levied or assessed on or against the Trust Property and shall deliver to Beneficiary, at least ten (10) days before they become delinquent, receipts showing payment of all such taxes and assessments and shall pay when due all dues and charges for water and water delivery, electricity, gas, sewers, waste removal, bills for repairs, and any and all other claims, encumbrances and expenses incident to the ownership of the Trust Property.

         5.5 Trustor, or upon the occurrence of an Event of Default and the continuation thereof, Beneficiary may contest, by appropriate legal proceedings, the validity of any valuation for real or personal property tax purposes or of any levy or assessment of any real or personal property taxes against the Trust Property either in the name of Beneficiary or the name of Trustor or both. Trustor, upon notice and request by Beneficiary, shall join in any such proceedings. Trustor shall cooperate with Beneficiary in any such proceeding and execute any documents or pleadings required for such purposes. Trustor shall provide Beneficiary with a copy of the Notice of Valuation within ten (10) days after receipt (five (5) days in the case of personal property). Trustor shall reimburse Beneficiary for all costs and legal expenses incurred by Beneficiary in connection with any such proceedings, but in no event shall such reimbursement exceed the tax savings achieved for the period covered by the Notice of Valuation. To facilitate the right of Beneficiary to contest any real or personal property tax valuation, levy, or assessment as described above, Trustor does hereby make, constitute and appoint Beneficiary, and its successors and assigns, Trustor's true and lawful attorney-in-fact, in Trustor's name, place and stead, or otherwise, to file any claim or proceeding or to take any action, either in its own name, in that of its nominee, in the name of Trustor, or otherwise, to contest any real or personal property tax valuation, levy, or assessment. The power of attorney given herein is a power coupled with an interest and shall be irrevocable so long as any part of the Obligation remains unpaid or unperformed. Beneficiary shall have no obligation to exercise any of the foregoing rights and powers in any event.

         5.6 In order to insure the payment of taxes and assessments that are now, or hereafter may be, a lien upon the Trust Property, and to insure the payment of all premiums on policies of insurance required herein, Trustor, if required by Beneficiary after the occurrence of any Event of Default and only during the continuation thereof, shall pay to Beneficiary each month, in addition to any other payments required hereunder, an amount equal to the taxes and special assessments levied or to be levied against the Trust Property and the premium or premiums that will become due and payable to maintain the insurance on the Trust Property, all as reasonably estimated by Beneficiary (giving due consideration to the previous year's taxes, assessments and premiums) less all deposits therefore already made, divided by the number of months remaining before one month prior to the date when the taxes, assessments and premiums become delinquent. If amounts paid to Beneficiary under the terms of this paragraph are insufficient to pay all taxes, assessments and premiums as they become due, Trustor shall pay to Beneficiary upon demand all additional sums necessary to fully pay and discharge these items. All moneys paid to Beneficiary under the terms of this paragraph may be either held by Beneficiary to pay the taxes, assessments and premiums before the same become delinquent or applied to the Obligation upon payment by Beneficiary from its own funds of the taxes, assessments and premiums. To the extent provision is not made for payment pursuant to this paragraph, Trustor shall remain obligated to pay all taxes, assessments and premiums as they become due and payable. Deposits made under this paragraph may* commingled with Beneficiary's general funds; Beneficiary shall have no liability to Trustor for interest on any deposits.

         5.7 Trustor hereby assigns, transfers and conveys to Beneficiary all compensation and each and every award of damages in connection with any condemnation for public or private use of, or injury to, the Trust Property or any part thereof, to the extent of the Obligation then remaining unpaid, and all such compensation and awards shall be paid directly to Beneficiary. Beneficiary may apply all or any part of such compensation and awards to the payment of the Obligation, whether or not then due, or to the restoration or repair of the Trust Property.

SECTION 6. PROTECTION AND PRESERVATION OF BENEFICIARY'S INTEREST

         6.1 Trustor, by the payment of any such tax or taxes, shall protect Beneficiary against any and all loss from any taxation of indebtedness or deeds of trust, direct or indirect, that may be imposed upon this Deed of Trust, the lien of this Deed of Trust on the Trust Property, or upon the Obligation, by any law, rule, regulation or levy of the federal government, any state government, or any political subdivision thereof. In the event the burden of such taxation cannot lawfully be shifted from Beneficiary to Trustor, Beneficiary may declare the entire Obligation due and payable sixty (60) days after notice to Trustor.

         6.2 If Trustor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Trust Property free from liens and claims of liens, to maintain and repair the Trust Property, or to procure and maintain insurance thereon, or otherwise fail to perform as required herein, Beneficiary may advance the monies necessary to pay the same, to accomplish such maintenance and repairs, to procure and maintain such insurance or to so perform; Beneficiary is hereby authorized to enter upon the Trust Property for such purposes.

         6.3 Upon written request by Beneficiary, Trustor shall appear in and prosecute or defend any action or proceeding that may affect the lien or the priority of the lien of this Deed of Trust or the rights of Beneficiary hereunder and shall pay all costs, expenses (including the cost of searching title) and attorneys' fees incurred in such action or proceeding. Beneficiary may appear in and defend any action or proceeding purporting to affect the lien or the priority of the lien of this Deed of Trust or the rights of Beneficiary. Beneficiary may pay, purchase, contest or compromise any adverse claim, encumbrance, charge or lien that in the judgment of Beneficiary appears to be prior or superior to the lien of this Deed of Trust, other than any Permitted Exceptions.

         6.4 Without obtaining the prior written consent of Beneficiary, Trustor shall not sell, transfer, convey, assign or otherwise dispose of, or further encumber, all or any part of the Trust Property or any interest therein, voluntarily or involuntarily, by operation of law or otherwise. If Trustor is a corporation, partnership, joint venture or trust, any material change in the ownership or management of, or interest in, Trustor, or any pledge or encumbrance of any interest in Trustor, shall be deemed to be a transfer of the Trust Property. Upon the occurrence of any such transaction with Beneficiary's consent, or without Beneficiary's consent if Beneficiary elects not to exercise its rights and remedies for an Event of Default, Beneficiary (i) may increase the interest rate on all or any part of the Obligation to its then current market rate for similar indebtedness; (ii) may charge a loan fee and a processing fee in connection with the change; and (iii) shall not be obligated to release Trustor from any liability hereunder or for the Obligation except to the extent required by law. Consent to any such transaction shall not be deemed to be consent or a waiver of the requirement of consent to any other such transaction.

         6.5 Without obtaining the prior written consent of Beneficiary, Trustor shall not consent to, or vote in favor of, the inclusion of all or any part of the Trust Property in any special district. Trustor shall immediately give notice to Beneficiary of any notification or advice that Trustor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Trust Property in a special district. Beneficiary shall have the right to file a written objection to the inclusion of all or any part of the Trust Property in a special district, either in its own name or in the name of Trustor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

         6.6 All rights, powers and remedies granted Beneficiary herein, or otherwise available to Beneficiary, are for the sole benefit and protection of Beneficiary, and Beneficiary may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Beneficiary is given two or more alternative courses of action, Beneficiary may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. All monies advanced by Beneficiary under the terms hereof and all amounts paid, suffered or incurred by Beneficiary in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by this Deed of Trust, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Trustor to Beneficiary immediately without demand.

         6.7 Trustor, upon request of Beneficiary, shall promptly correct any defect, error or omission that may be discovered in the content of this Deed of Trust or in the execution or acknowledgment hereof. In addition, Trustor shall do such further acts as may be necessary or that Beneficiary may reasonably request to carry out more effectively the purposes of this Deed of Trust, to subject any property intended to be encumbered hereby to the lien and security interest hereof, and to perfect and maintain the lien and security interest hereof.

SECTION 7. REPRESENTATIONS AND WARRANTIES

         7.1 Trustor (i) is duty organized, validly existing and in good standing under the laws of the state in which it is organized; (ii) is qualified to do business and is in good standing under the laws of the state in which the Trust Property is located and in each state in which it is doing business; (iii) has full power and authority to own its properties and assets and to carry on its business as now conducted; and (iv) is fully authorized and permitted to execute and deliver this Deed of Trust. To the best of Trustor's knowledge, the execution, delivery and performance by Trustor of this Deed of Trust and all other documents and instruments relating to the Obligation will not result in any breach of the terms or conditions or constitute a default under any agreement or instrument under which Trustor is a party or is obligated. To the best of Trustor's knowledge, Trustor is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

         7.2 The liens, security interests and assignments created hereby will be valid, effective, properly perfected and enforceable liens, security interests and assignments.

         7.3 All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Beneficiary by or on behalf of Trustor are and shall be true, complete and correct as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of Trustor since the latest financial statement of Trustor given to Beneficiary.

         7.4 Trustor has filed all federal, state and local tax returns and has paid all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

         7.5 To the best of Trustor's knowledge, the Trust Property is not in violation of the ADA and is not subject to any existing, pending or threatened investigation in Connection with the ADA.

         7.6 All representations and warranties made herein shall survive the execution hereof, the execution and delivery of all other documents and instruments in connection with the Obligation, and until the Obligation has been fully paid and performed.

SECTION 8. DEFAULTS; REMEDIES

         8.1 The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Deed of Trust:

                 (a) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of this Deed of Trust, the Note, the Loan Agreement or any other document or instrument executed or delivered in connection with the Obligation (other than a failure or neglect described in one or more of the other provisions of this Paragraph 8.1) and the continuation thereof for a period of thirty (30) days after notice from Beneficiary to Trustor or so long as Trustor is proceeding diligently to remedy such failure or neglect, sixty (60) days after notice from Beneficiary to Trustor.

                 (b) Any warranty, representation or statement contained in this Deed of Trust, the Note, the Loan Agreement or any other document or instrument executed or delivered in connection with the Obligation, or made or furnished to Beneficiary by or on behalf of Trustor, that shall be or shall prove to have been intentionally false when made or furnished.

                 (c) The abandonment by Trustor of all or any part of the Trust Property.

                 (d) The existence of any material encroachment upon the Trust Property that has occurred without the approval of Beneficiary that is not removed or corrected within thirty (30) days after its creation.

                 (e) The demolition or destruction of, or any substantial damage to, any substantial portion of the Trust Property that is not adequately covered by insurance, or the loss, theft or destruction of, or any substantial damage to, any portion of the Personal Property or any other collateral or security for the Obligation, that is not adequately covered by insurance if after giving effect to such loss the Loan Balance shall exceed the Maximum Commitment (both as defined in the Loan Agreement) unless Trustor shall deposit with Beneficiary monies equal to such loss within thirty (30) days of such loss.

                 (f) The occurrence of any event of default under the Note, the Loan Agreement, or any other document or instrument executed or delivered in connection with the Obligation.

         8.2 Upon the occurrence of any Event of Default, and at any time while such Event of Default is continuing, Beneficiary may do one or more of the following:

                 (a) Declare the entire Obligation to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

                 (b) Give such notice of default and of election to cause the Trust Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein. Trustee shall then record and give such notice of trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Trust Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Trust Property by public declaration at the time and place last appointed for the sale. No other notice of the postponed sale shall be required. Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, express or implied, to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof. Any person, including Trustor, Trustee or Beneficiary, may purchase at the sale.

                 (c) Commence proceedings for foreclosure of this Deed of Trust in any other manner provided by law for the foreclosure of a real property mortgage.

                 (d) Exercise any or all of the remedies of a secured party under the Uniform Commercial Code with respect to the Personal Property. If Beneficiary should proceed to dispose of any of the Personal Property in accordance with the provisions of the Uniform Commercial Code, five (5) days' notice by Beneficiary to Trustor shall be deemed to be commercially reasonable notice under any provision of the Uniform Commercial Code requiring notice. Trustor, however, agrees that all property of every nature and description, whether real or personal, covered by this Deed of Trust, together with all personal property used on or in connection with the Premises or any business conducted thereon by the Trustor and covered by separate security agreements, is encumbered as one unit, that this Deed of Trust and such security interests, at Beneficiary's option, may be foreclosed or sold in the same proceeding, and that all property encumbered (both realty and personalty), at Beneficiary's option, may be sold as such in one unit as a going business, subject to the provisions of applicable law.

                 (e) Without regard to the adequacy of any security for the Obligation or the solvency of Trustor or any other person or entity, send notifications to any and all lessees and tenants under the Leases that all Rents shall be paid to Beneficiary. Thereafter, Beneficiary shall be entitled to collect the Rents until Trustor cures all Events of Default and may apply the Rents collected at its sole discretion to the maintenance of the Trust Property and/or the payment of the Obligation.

                 (f) Apply any funds in the possession or control of Beneficiary under the provisions of Paragraph 5.6 hereof to the payment of the Obligation, in lieu of the purposes specified in that paragraph.

                 (g) Apply for and obtain, without regard to the adequacy of any security for the Obligation or the solvency of the Trustor or any other person or entity, a receiver by any court of competent jurisdiction to take charge of all the Trust Property, to manage, operate and carry on any business then being conducted or that could be conducted on the Premises, to carry on, protect, preserve, replace and repair the Trust Property, and receive and collect all Rents and to apply the same to pay the receiver's expenses for the operation of the Trust Property and then in the manner provided in Paragraph
3.3 herein. Upon appointment of said receiver, Trustor shall immediately deliver possession of all of the Trust Property to such receiver. Neither the appointment of a receiver for the Trust Property by any court at the request of Beneficiary or by agreement with Trustor nor the entering into possession of all or any part of the Trust Property by such receiver shall constitute Beneficiary a "mortgagee in possession" or otherwise make Beneficiary responsible or liable in any manner with respect to the Trust Property or the occupancy, operation or use thereof. Trustor agrees that Beneficiary shall have the absolute and unconditional right to the appointment of a receiver in any independent and/or separate action brought by Beneficiary regardless of whether Beneficiary seeks any relief in such action other than the appointment of a receiver.

                 (h) Without regard to the adequacy of any security for the Obligation or the solvency of Trustor or any other person or entity, enter upon and take possession of all or any part of the Trust Property, either in person or by agent or employee, or by a receiver appointed by a court of competent jurisdiction; Trustor shall on demand peaceably surrender possession of the Trust Property to Beneficiary. Beneficiary, in its own name or in the name of Trustor, may operate and maintain all or any part of the Trust Property to such extent as Beneficiary deems advisable, may rent and lease the same to such persons, for such periods of time, and on such terms and conditions as Beneficiary in its sole discretion may determine, and may sue for or otherwise collect any and all Rents, including those past due and unpaid.
Notwithstanding anything Beneficiary does, it will not be a mortgagee or beneficiary in possession, and Beneficiary shall not be subject to any liability, charge, or obligation therefor to Trustor, other than for wilful misconduct, and shall be entitled to operate any business then being conducted or which could be conducted thereon or therewith at the expense of and for the account of Trustor (and all net losses, costs and expenses thereby incurred shall be advances governed by Paragraph 6.6 hereof), to the same extent as the owner thereof could do, and to apply the Rents to pay the receiver's expenses, if any, for the operation of the Trust Property and then in the manner provided in Paragraph 3.3 herein.

         8.3 Trustor shall pay all costs and expenses, including without limitation costs of title searches and title policy commitments, Uniform Commercial Code searches, court costs, reasonable attorneys' fees, appraisals, environmental studies and site assessments, incurred by Beneficiary in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Beneficiary hereunder. All such costs and expenses shall be secured by this Deed of Trust and by all other lien and security documents securing the Obligation. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Beneficiary.

         8.4 In addition to any remedies provided herein for an Event of Default, Beneficiary shall have all other legal or equitable remedies allowed under applicable law (including specifically that of foreclosure of this instrument as though it were a mortgage). No failure on the part of Beneficiary to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Beneficiary in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Beneficiary may enforce any one or more remedies or rights hereunder successively or concurrently. By accepting payment or performance of any of the Obligation after its due date, Beneficiary shall not thereby waive the agreement contained herein that time is of the essence, nor shall Beneficiary waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default. In any action by Beneficiary to recover a deficiency judgment for any balance due under the Note upon the foreclosure of this Deed of Trust or in any action to recover the Obligation or Obligations secured hereby, and as a material inducement to making the loan evidenced by the Note, Trustor acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, shall be conclusively deemed to constitute the fair market value of the Premises, that such bid amount shall be binding against Trustor in any proceeding seeking to determine or contest the fair market value of the Premises and that such bid amount shall be the preferred alternative means of determining and establishing the fair market value of the Premises. Trustor hereby waives and relinquishes any right to have the fair market value of the Premises determined by a judge or jury in any action seeking a deficiency judgment or any action on the Obligation or Obligations secured hereby, including, without limitation, a hearing to determine fair market value pursuant to A.R.S. Section 12-1566, Section 33-814,
Section 33-725 or Section 33-727.

SECTION 9. GENERAL PROVISIONS

         9.1 Trustor shall defend, indemnify and hold harmless Beneficiary, any successors to Beneficiary's interest in the Trust Property, any purchaser of the Trust Property upon foreclosure, and all shareholders, directors, officers, employees and agents of all of the foregoing and their heirs, personal representatives, successors and assigns from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to all amounts paid in settlement of, and all costs and expenses (including attorneys' fees) incurred in defending or settling, any actual or threatened claim, action, suit or proceeding, directly or indirectly arising out of or relating to the Obligation, this Deed of Trust, or the Trust Property, including but not limited to (i) any violation of or claim of violation of the ADA with respect to the Trust Property; or (ii) any breach of any of the warranties, representations and covenants contained herein. This indemnity provision shall continue in full force and effect and shall survive the payment and performance of the Obligation, the release of record of the lien of this Deed of Trust, any foreclosure (or action in lieu of foreclosure) of this Deed of Trust, the exercise by Beneficiary of any other remedy under this Deed of Trust or any other document or instrument evidencing or securing the Obligation, and any suit, proceeding or judgment against Trustor by Beneficiary hereon.

         9.2 The acceptance of this Deed of Trust by Beneficiary shall not be considered a waiver of or in any way to affect or impair any other security that Beneficiary may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Beneficiary at any time of any such additional security be construed as a waiver of or in any way to affect or impair the security of this Deed of Trust; Beneficiary may resort, for the payment or performance of the Obligation, to its several securities therefor in such order and manner as it may determine.

         9.3 Without notice or demand, without affecting the obligations of Trustor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the lien or the priority of the lien of this Deed of Trust, Beneficiary, from time to time, may: (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation; (ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) consent to the making of any map or plat of the Trust Property; (iv) join in granting any easement on or in creating any covenants, conditions or restrictions affecting the use or occupancy of the Trust Property; (v) join in any extension or subordination agreement; or (vi) release or direct Trustee to release any part of the Trust Property from this Deed of Trust. Any such action by Beneficiary, or Trustee at Beneficiary's direction, may be taken without the consent of any junior lienholder and shall not affect the priority of this Deed of Trust over any junior lien.

         9.4 Trustor waives and agrees not to assert: (i) any right to require Beneficiary to proceed against any guarantor, to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Beneficiary, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling; (iii) the benefits of any statute of limitations affecting the enforcement hereof, (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Beneficiary.

         9.5 Upon written request of Beneficiary and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention or, if requested, delivery, then Trustee (and Beneficiary if necessary to clear title), upon payment of Trustee's fees, shall release, without warranty, the Trust Property. The recitals in such release of any matters or facts shall be conclusive as to the accuracy thereof. The grantee in such release may be described as "the person or persons legally entitled thereto." Five years after issuance of such full release, Trustee may destroy the Note and this Deed of Trust (unless directed in such request to retain them), unless prior thereto Trustee has been directed to deliver them to the person or persons to whom the property was released.

         9.6 Beneficiary or Trustee, or both, shall have the right to inspect the Trust Property at all reasonable times.

         9.7 Time is of the essence hereof. All liability hereunder shall be joint and several. This Deed of Trust shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term "Beneficiary" shall include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

         9.8 The acceptance by Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by Trustor.

         9.9 This Deed of Trust cannot be changed except by agreement, in writing, signed by Trustor and Beneficiary.

         9.10 No setoff or claim that Trustor now has or may in the future have against Beneficiary shall relieve Trustor from paying or performing the Obligation.

         9.11 Each term, condition and provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law but if any term, condition or provision of this Deed of Trust shall be held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid term, condition or provision had not been contained herein. In addition, should this instrument be or become ineffective as a deed of trust, then these presents shall be construed and enforced as a realty mortgage with the Trustor being the Mortgagor and Beneficiary being the Mortgagee.

         9.12 This Deed of Trust, the Obligation and the agreements of any person or entity to pay or perform the Obligation shall be governed by and construed according to the laws of the State of Arizona, except to the extent that the state in which the Trust Property is located may require that its laws be applied to the creation and priority of liens, to the perfection of security interests and to any foreclosure, trustee's sale, appointment of receiver or other remedy with respect to the Trust Property. Any procedures provided herein for such remedies shall be modified by and replaced with, where inconsistent with or required by, any procedures or requirements of the laws of the state in which the Trust Property is located.

         9.13 All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Deed of Trust shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Deed of Trust or such other address as that party, from time to time, may specify by notice to the other parties.

         IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                       SUNSTONE HOTEL INVESTORS, L.P., a
                                       Delaware limited partnership

                                       BY: SUNSTONE HOTEL INVESTORS, INC.,
                                           a Maryland corporation,
                                           its General Partner

                                           By:
                                              -------------------------
                                           Name:
                                                -----------------------
                                           Title:
                                                 ----------------------

                                                                TRUSTOR

STATE OF )
         ) ss.
County of)

         On ______________________________, 19______, before me, the undersigned, a Notary Public in and for said County and State, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                             ----------------------------------------------
                             Notary Public in and for said County and State

                                  SCHEDULE "A"


Legal Description:

         All that real property situate in the County of _________________, State of ______________________, more particularly described as follows:

                                  EXHIBIT "B"
                       ENVIRONMENTAL INDEMNITY AGREEMENT

Items to be Attached:

         Schedule "A": Description of the Property
         Environmental Questionnaire and Disclosure Statement


         In connection with and as partial consideration for the loan by BANK ONE, ARIZONA, NA, a national banking association ("BANK"), to SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership ("BORROWER"), and for the benefit of SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation ("GUARANTOR") (Borrower and Guarantor are referenced to herein collectively as "INDEMINITOR"), and other entities in the amount of FIFTY MILLION AND N0/100 DOLLARS ($50,000,000.00) (the "LOAN") secured or to be secured in part by a lien and encumbrance on the property described on Schedule "A" attached hereto and by this reference made a part hereof (the "PROPERTY"), Indemnitor hereby certifies, represents and warrants to Bank, and agrees as follows:

         1. As used herein, the following terms shall have the meanings specified below:

         The term "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, whether by common law, statute, ordinance, or regulation, pertaining to health, industrial hygiene, or environmental conditions, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. ("CERCLA"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq. ("RCRA"); the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2501, et seq. "TSCA"); the Superfund Amendments and Reauthorization Act of 1986, Title III,
42 U.S.C. Section 11001, et seq, ("SARA"); the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq. et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 3251, et seq.; and any other federal, state or local law, common law, statute, ordinance, or regulation now in effect or hereinafter enacted which pertains to health, industrial hygiene, or the regulation or protection of the environment.

         The term "Hazardous Substance" shall include:

                                  (a) Those substances included within the definitions of "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES" or "SOLID WASTE" in CERCLA, RCRA, TSCA, SARA, and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., and in the regulations promulgated pursuant thereto;

                                  (b)      Those substances defined as
                          "HAZARDOUS SUBSTANCES" in applicable state law and in rules adopted or guidelines promulgated pursuant thereto;

                                  (c)      Those substances listed in the
                          United States Department of Transportation Table (49 C.F.R. 172.1010 and amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and amendments thereto); and

                                  (d)      All other substances, materials and
                          wastes that are, or that become, regulated under, or that are classified as hazardous or toxic under any Environmental Law.

                 The term "RELEASE" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping.

                 2. Except as stated in the responses contained in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT," a copy of which is attached hereto and incorporated herein by this reference, to the best knowledge of Indemnitor, neither the Property nor Indemnitor are in violation of any Environmental Law and neither the Property nor Indemnitor are subject to any existing, pending or threatened investigation by any federal, state or local governmental authority or are subject to any remedial obligation or lien under or in connection with any Environmental Law.

                 3. Except as stated in the responses contained in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT," to the best knowledge of Indemnitor, Indemnitor has not obtained, and is not required by any Environmental Law to obtain, any permit or license to construct or use any improvements, fixtures or equipment that are part of, or are located on, the Property or to operate any business that is being conducted or intended to be conducted on the Property.

                 4. Indemnitor has made a diligent investigation of the present and former uses of the Property and after such investigation declares that to the best of its knowledge the information disclosed in the "Environmental Questionnaire and Disclosure Statement" is true, complete and correct.

                 5. Indemnitor shall not knowingly permit any third party to use, generate, manufacture, produce, store, or Release, on, under or about the Property, or transfer to or from the Property, any Hazardous Substance except in compliance with all applicable Environmental Laws and Indemnitor shall not knowingly permit any environmental liens to be placed on any portion of the Property.

                 6. Except as stated in the responses contained in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT," Indemnitor has not caused or knowingly permitted the Release of, and has no knowledge of the Release or presence of, any Hazardous Substance on the Property in excess of the reportable quantities prescribed by CERCLA or applicable state law, or the migration of any Hazardous Substance from or to any other property adjacent to or in the vicinity of the Property. Borrower's intended future use of the Property will not result in the Release of any Hazardous Substance on the Property.

         7. Indemnitor shall give prompt written notice to Bank at the address set forth in the loan agreement executed in connection with the Loan of:

                                  (a)      Any proceeding, including lawsuit,
                          investigation or settlement by or with any federal, state or local governmental authority (including, without limitation, any applicable state agency or the U.S. Environmental Protection Agency) with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to any other property adjacent to, or in the vicinity of, the Property;

                                  (b) All claims made or threatened by any third party against Indemnitor or the Property relating to any loss or injury resulting from any Hazardous Substance;

                                  (c)      Indemnitor's discovery of any
                          occurrence or condition on any property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on its ownership, occupancy, transferability or use under any Environmental Laws; and

                                  (d)      Indemnitor's discovery of a
                          violation of Environmental Laws that Indemnitor is legally required to report to any federal, state or local governmental authority or the discovery of a Release of a Hazardous Substance in sufficient quantities to be reportable under CERCLA or applicable state law to any federal, state or local governmental authority.

                 8. Indemnitor shall conduct and complete all investigations, studies, sampling, testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Substances in, from or affecting the Property:

                                   (a)     In accordance with all applicable
                          Environmental Laws;

                                   (b)     To the satisfaction of Bank; and

                                   (c)     In accordance with the orders and
                          directives of all governmental authorities.

                 9. Indemnitor shall, within thirty (30) days after demand by Bank, provide Bank with a bond, letter of credit, or similar financial assurance evidencing to Bank's satisfaction that sufficient funds are available to pay the cost of complying with the requirements of Paragraph 8 above.

                 10. If Bank shall ever have reason to believe that there are Hazardous Substances (other than those described in the "ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT") affecting any of the Property, Bank (by its officers, employees, and agents) at any time and from time to time may contract for the services of persons (the "SITE REVIEWERS") to perform environmental site assessments ("SITE ASSESSMENTS") on the Property for the purpose of determining whether there exists on the Property any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Property arising under any Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Indemnitor that do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Indemnitor will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Bank shall make the results of such Site Assessments fully available to Indemnitor, which (prior to an Event of Default under the Loan documents) may, at its election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Indemnitor upon demand of Bank.

                 11. Bank shall have the right, but not the obligation, without in any way limiting Bank's other rights and remedies under the Loan documents, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Substances pertaining to the Property or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Property, or other action and/or that, in Bank's sole opinion, could jeopardize Bank's security under the Loan documents. All reasonable costs and expenses paid or incurred by Bank in the exercise of any such rights shall be secured by the Loan documents and shall be payable by Indemnitor upon demand.

                 12. Bank shall have the right at any time to appear in and to participate in, as a party if it so elects, and be represented by counsel of its own choice in, any action or proceeding initiated in connection with any Environmental Law that affects the Property.

                 13. Indemnitor shall indemnify and hold harmless Bank, the initial successor to Bank's interest in the Property, the initial purchaser of the Property upon foreclosure of Bank's interest in the Property, and all directors, officers, employees and agents of all of the foregoing, from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to attorney's fees and expenses, directly or indirectly arising out of or attributable to (i) the use, generation, manufacture, production, storage, Release, threatened Release, or presence of a Hazardous Substance on, under or about the Property; (ii) any violation or claim of violation of any Environmental Law with respect to the Property; or (iii) any breach of any of the warranties, representations and covenants contained herein.

                 14. This Environmental Indemnity Agreement shall be binding upon Indemnitor and its successors and assigns and shall inure to the benefit of Bank and its successors and assigns. The indemnity contained herein shall continue in full force and effect and shall survive the payment and performance of the Loan, the release of any lien or encumbrance securing the Loan, any foreclosure (or action in lieu of foreclosure) of any lien or encumbrance securing the Loan, the exercise by Bank of any other remedy under any documents securing the Loan, and any suit, proceeding or judgment against Indemnitor by Bank hereon; provided that Bank agrees that Indemnitor shall not be liable for any claims, costs, expenses, losses, damages and liabilities (i) that arise after the transfer (the "Transfer") of the Property to the Bank or to the initial purchaser of the Property upon foreclosure of Bank's interest in the Property, and (ii) that were caused solely by the actions of the Bank, any successor to Bank's interest in the Property or said initial purchaser after the Transfer; and provided further that Bank agrees that Indemnitor's indemnity obligation contained herein shall expire on the second anniversary after the Loan shall have been paid in full; satisfaction of the Loan in connection with a foreclosure sale shall not constitute a repayment of the Loan for the purpose of terminating Indemnitor's indemnity obligation hereunder.

                 15. The indemnity contained herein shall not be subject to any nonrecourse or other limitation of liability provisions contained in any document or instrument executed and delivered in connection with the Loan and the liability of Indemnitor hereunder shall not be limited by any such nonrecourse or similar limitation of liability provisions.

                 16. If any material warranty, representation or statement contained herein shall be or shall prove to have been false when made or if Indemnitor shall fail or neglect to perform or observe any of the terms, provisions or covenants contained herein, the same shall constitute an Event of Default under the Loan and under all documents and instruments executed and delivered in connection therewith that shall entitle Bank to pursue any and all remedies provided for such default.

                 17. Any notice required or permitted in connection herewith shall be given in the manner provided in any loan agreement or other documents executed and delivered in connection with the Loan.

                 18. Indemnitor acknowledges that Bank has and will rely upon the representations, warranties and agreements herein set forth in closing and funding (or modifying as the case may be) the Loan and that the execution and delivery of this Environmental Indemnity Agreement is an essential condition but for which Bank would not close or fund (or modify) the Loan.

                 19. Indemnitor waives any right or claim of right to cause a marshalling of the assets of Indemnitor or to cause Bank to proceed against any of the security for the Loan before proceeding under this Environmental Indemnity Agreement against Indemnitor; Indemnitor agrees that any payments required to be made hereunder shall become due on demand; Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable law to indemnitor or guarantors (including, without limitation, A.R.S. Sections 12-1641, et seq.), except any rights of subrogation that Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Bank.

                 20. This Environmental Indemnity Agreement shall be governed by and construed according to the laws of the State of Arizona except as otherwise provided herein.

                 IN WITNESS WHEREOF, Indemnitor has executed this Environmental Indemnity Agreement as of the date set forth herein.

                 Date:    October 25, 1995.

INDEMNITOR:                    SUNSTONE HOTEL INVESTORS, L.P., a Delaware
                               limited partnership

                               BY:   SUNSTONE HOTEL INVESTORS, INC.,
                                     Maryland corporation, its General Partner


                                     By
                                           --------------------------------
                                           Its
                                               ----------------------------
                                                           (Borrower)


                               SUNSTONE HOTEL INVESTORS, INC., a
                               Maryland corporation


                                     By
                                           --------------------------------
                                           Its
                                               ----------------------------
                                                           (Guarantor)

                                  SCHEDULE "A"

                               LEGAL DESCRIPTION

              ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

                                  EXHIBIT "C"


When recorded, return to:

Streich Lang, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004-2391
Attention:  Henry A. Perras, Esq.


                      SUBORDINATION AND ESTOPPEL AGREEMENT
                            (_____________________)

         The undersigned, SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation (hereinafter called "Lessee"), whose address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672, and SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership (hereinafter called "Borrower"), whose address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby certify to BANK ONE, ARIZONA, NA, a national banking association (hereinafter called "Beneficiary"), whose address is Post Office Box 29542, Phoenix, Arizona 85038, Attention: Western Region Real Estate Finance, Dept. A-392, and covenant and agree as follows:

         1. Lessee, as lessee/tenant, hereby subordinates the lien and every term, condition and provision of that Lease Agreement (hereinafter called the "Lease") dated ___________, wherein Borrower is landlord/lessor (together with its successors and assigns, hereinafter called "Lessor"), covering a portion of the real property described on Schedule "A" attached hereto and by this reference incorporated herein (hereinafter called the "Leased Premises"), to the lien and every term, condition and provision of that Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by Borrower, in favor of Beneficiary, dated ________________________ and recorded in the records of_________________________ County, __________________________ and to
all extensions, modifications, renewals, replacements, substitutions, and/or consolidations thereof (hereinafter called the "Deed of Trust"), it being the intention of Lessee that by reason hereof, all of its right, title and interest arising under the Lease shall be and is hereby declared to be inferior, subsequent and subordinate to the Deed of Trust with respect only to the real property covered by the Lease.

         2. Lessor and Lessee certify to Beneficiary as follows: (a) a true and correct copy of the Lease has been delivered to Beneficiary, and the Lease is presently in full force and effect and unmodified or unchanged; (b) the term shall commence or did commence on ________________, and full rental will then accrue or is now accruing thereunder; (c) all conditions required under the Lease to have been satisfied as of the date hereof have been satisfied; (d) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (e) the amount of lease deposit paid or to be paid under the terms of the Lease is $________________________; (f) Beneficiary shall have no liability or responsibility for the application or return of any security deposit of Lessee; (g) no default exists under the Lease; (h) Lessee, as of the date hereof, has no charge, lien or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder;
(i) Lessee has not received notice of any assignment, mortgage or pledge of Lessor's interest in the Lease or any rents or other amounts payable thereunder; (j) the Lease constitutes the entire rental agreement between the parties; (k) the only persons, firms or corporations in possession of the Leased Premises or having any right to the possession or use of the Leased Premises (other than the record owner or holders of recorded easements) are those holding under the Lease; (1) Lessee has no right of interest in or under any contract, option or agreement involving the sale or transfer of the Leased Premises; and (m) as of the date hereof, Lessee has not assigned the Lease or sublet the Leased Premises.

         3. Lessee shall give written notice to Beneficiary of any failure by Lessor to perform or observe any of the covenants, conditions or provisions of the Lease, and Beneficiary shall have the right, but not the obligation, to cure such failure. In the event of any such failure by Lessor, Lessee shall not take any action with respect to such failure, including without limitation any action to terminate, rescind or avoid the Lease or to withhold any rent thereunder, for a period of thirty (30) days after notice thereof to Beneficiary; provided, however, that if such failure cannot reasonably be remedied within that thirty (30) day period, Lessee shall not take any action with respect to such failure, including without limitation any action to terminate, rescind or avoid the Lease or to withhold any rent thereunder, so long as Beneficiary shall commence to remedy the failure within the thirty (30) day period and thereafter shall diligently prosecute the remedy to completion.

         4. All notices required or permitted to be given hereunder shall be in writing and may be given in person or by United States mail, by delivery service or by electronic transmission. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (i) actual receipt by that party; (ii) delivery to the designated address of that party, addressed to that party; or (iii) if given by certified or registered United States mail, twenty-four (24) hours after deposit with the United States Postal Service, postage prepaid, addressed to that party at its designated address. The designated address of a party shall be the address of that party shown at the beginning of this Agreement or such other address as that party, from time to time, may specify by notice to the other parties.

         5. Nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Beneficiary of any of the terms, covenants, provisions or remedies of the Deed of Trust, whether or not consistent with the Lease.

         6. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

         7. This Agreement shall be governed by and construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, these presents are executed as of the         day
               of 19  .                                            -------
- -------------,      --

                               SUNSTONE HOTEL INVESTORS, L.P., a
                               Delaware limited partnership

                               BY:   SUNSTONE HOTEL INVESTORS, INC.,
                                     Maryland corporation, its General Partner


                                     By
                                           ------------------------------
                                     Name
                                           ------------------------------
                                     Title
                                           ------------------------------

                                                           LESSOR


                               SUNSTONE HOTEL PROPERTIES, INC., a
                               Colorado corporation


                                     By
                                           ------------------------------
                                     Name
                                           ------------------------------
                                     Title
                                           ------------------------------

                                                           LESSEE

STATE OF ________________________)
                                 ) ss.
County of _______________________)

         The foregoing instrument was acknowledged before me this ____________ day of _______ 19____, by _________________________, the ______________________,
of SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation, on behalf of that corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                           ------------------------------
                                           Notary Public


My commission expires:

- ------------------------------



STATE OF ________________________)
                                 ) ss.
County of _______________________)


         The foregoing instrument was acknowledged before me this _____ day of
___________________, 19___,    by _________________________, the __________
____________________________ of SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation, General Partner of SUNSTONE HOTEL INVESTORS, L.P., a Delaware limited partnership, on behalf of that partnership.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           ------------------------------
                                           Notary Public


My commission expires:

- ------------------------------

                                  SCHEDULE "A"


All that real property situate in the County of ________________________, State of _________________, more particularly described as follows:

                                  EXHIBIT "D"

                ASSIGNMENT OF RIGHTS UNDER MANAGEMENT AGREEMENT
                            (______________________)

KNOW ALL MEN BY THESE PRESENTS:

         BY THIS ASSIGNMENT, the undersigned _______________________________,
a(n) ___________________________ corporation (hereinafter called "Assignor"), whose address is 115 Calle de Industrias, Suite 201, San Clemente, California 92672, for valuable consideration, the receipt of which is hereby acknowledged, does hereby assign, transfer, convey and set over to BANK ONE, ARIZONA, NA, a national banking association (hereinafter called "Assignee"), whose address is Post Office Box 29542, Phoenix, Arizona 85038, Attention: Western Region Real Estate Finance, Dept. A-392, and does hereby grant to Assignee a security interest in, all of Assignor's right, title and interest in and to the following document or instrument: Management Agreement dated _____________________, together with all obligations of
_______________________________ (hereinafter called "Management Company") due or to be performed thereunder or with respect thereto (all hereinafter called the "Management Agreement").

         TO HAVE AND TO HOLD the same from this day forward so long as any part of the obligations of Assignor hereinafter described remains unpaid and unperformed.

         This Assignment is made as and shall constitute collateral security for any and all indebtedness and liabilities of any kind and nature of Assignor to Assignee, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under or related to those financial accommodations by Assignee to Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Borrower"), pursuant to that Loan Agreement between Borrower and Assignee dated June 21, 1996 (as amended, modified or restated, hereinafter called the "Loan Agreement"), in the principal amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) and secured by one or more deeds of trust and other lien and security instruments, all of even date herewith (all of the foregoing hereinafter called the "Obligation").

1.       Assignor represents, warrants and covenants that:

                 (a) The Management Agreement, as of the date hereof, is valid and in good and current standing, not having been altered, amended, changed, terminated or cancelled in any way, and no breach or default exists therein or thereunder.

                 (b) Assignor had full power, right and authority to execute and deliver the Management Agreement and has full power, right and authority to execute and deliver this Assignment.

                 (c) Assignor has not conveyed, transferred, or assigned the Management Agreement or any right or interest therein and has not executed any other document or instrument that might prevent or limit Assignee from operating under the terms, conditions and provisions of this Assignment.

                 (d) Assignor shall make no other assignment of the Management Agreement or of any right or interest therein.

                 (e) Assignor shall perform and observe, in timely fashion, all of the covenants, conditions, obligations and agreements of Assignor under the Management Agreement in strict accordance with the terms, conditions and provisions thereof.

                 (f) Assignor shall not waive, execute any agreement that could be interpreted as waiving, or in any manner release or discharge Management Company from, any covenants, conditions, obligations or agreements under or related to the Management Agreement to be performed or observed by Management Company, or condone any nonperformance thereof, but shall, at its sole cost and expense, enforce and secure the performance of all such covenants, conditions, obligations and agreements under or related to the Management Agreement to be performed or observed by Management Company.

         2. Assignor hereby authorizes Assignee, upon the occurrence of any Event of Default, as that term is defined in the Loan Agreement or any document or instrument securing the Obligation, and at any time while such Event of Default is continuing, or upon any default by Assignor under the Management Agreement that remains uncured after the expiration of any grace period provided therein, and upon the election by Assignee to exercise its rights under this Assignment, to enforce Assignor's rights under the Management Agreement and to receive any performance of Management Company thereunder. Assignor hereby authorizes Management Company to accept this Assignment and authorizes and directs Management Company, upon such default by Assignor and election by Assignee, to make and render all acts and performances required of Management Company under the terms of the Management Agreement directly to Assignee or its nominee as Assignee may direct. Assignor hereby relieves Management Company from any liabilities to Assignor that Assignor might otherwise have or assert by reason of the making or rendering of any performance by Management Company under the Management Agreement to Assignee or its nominee.

         3. Assignor does hereby make, constitute and appoint Assignee, and its successors and assigns, Assignor's true and lawful attorney in fact, in Assignor's name, place and stead, or otherwise, upon the occurrence of any Event of Default, and at any time while such Event of

Default is continuing, or upon any default by Assignor under the Management Agreement that remains uncured after the expiration of any grace period provided therein:

                 (a) To do all acts and to execute, acknowledge, obtain and deliver any and all instruments, documents, items or things necessary, proper or required as a term, condition or provision of the Management Agreement or in order to exercise any rights of Assignor under the Management Agreement or to receive and enforce any performance due Assignor under the Management Agreement;

                 (b) To give any notices, instructions, or other communications to Management Company or to any other person or entity in connection with the Management Agreement;

                 (c) To demand and receive all performances due under or with respect to the Management Agreement and to take all lawful ways and means for the enforcement thereof and to compromise and settle any claim or cause of action in Assignor arising from or related to the Management Agreement and give acquittances and other sufficient discharges relating thereto; and

                 (d) To file any claim or proceeding or to take any other action, either in its own name, in that of its nominee, in the name of Assignor, or otherwise, to enforce performance due under or related to the Management Agreement or protect and preserve the right, title and interest of Assignee hereunder.

The power of attorney given herein is a power coupled with an interest and shall be irrevocable so long as any part of the Obligation remains unpaid or unperformed. Assignee shall have no obligation to exercise any of the foregoing rights and powers in any event.

         4. Except as otherwise permitted in the Loan Agreement, no change, amendment or modification shall be made to the Management Agreement or to the instructions of Assignor contained herein without the prior written approval of Assignee.

         5. Assignor shall promptly notify Assignee of any default or breach under of the Management Agreement or of any failure of performance or other condition that, after notice or lapse of time, or both, could become a default or breach by Management Company of or under the Management Agreement.

         6. Assignor, immediately upon receipt, shall deliver to Assignee at the address set forth above a true and complete copy of any notice of default or breach and all other communications respecting a default or breach, alleged default or breach, failure of performance, or other condition that with lapse of time or after additional notice, or both, could become a default or breach by Assignor of or under the Management Agreement, or otherwise relating to Assignor's good standing with respect to the Management Agreement.

         7. Assignee, by accepting this Assignment, shall not be subject to any obligation or liability under the Management Agreement, including, without limitation, any duty to perform any of the covenants, conditions, provisions or agreements made by Assignor, but all such obligations and liabilities shall continue to rest upon Assignor as though this Assignment had not been made. Upon the occurrence of an Event of Default by Assignor and the election of Assignee as described in Paragraph 2 hereof, however, the performance by Assignee of the covenants, conditions, obligations and agreements of Assignor under the Management Agreement shall be a condition of the continued performance of Management Company to Assignee.

         8. Assignee shall have the right at any time to appear in and defend and be represented by counsel of its own choice in any action or proceeding purporting to affect Assignor's rights under the Management Agreement.

         9. Assignor shall indemnify and hold Assignee harmless from any and all damages and losses arising as a result of or related to the Management Agreement, this Assignment or the exercise by Assignee of any of its rights under this Assignment, including, without limitation, any judgment, amounts paid in settlement, and all costs and expenses, including reasonable attorneys' fees, incurred in defending or settling any action, suit or proceeding in connection with the foregoing.

         10. All sums advanced or paid by Assignee under the terms hereof, all amounts paid, suffered or incurred by Assignee in exercising any authority granted herein, including reasonable attorneys' fees, and all other amounts due Assignee from Assignor in connection with this Assignment shall be added to the Obligation, shall be secured by all deeds of trust and other lien and security documents securing the Obligation, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Assignor to Assignee immediately without demand.

         11. Neither the execution and delivery of this Assignment nor any failure on the part of Management Company to comply with, honor and perform in accordance with the Management Agreement shall affect the liability of any party to pay and perform the Obligation.

         12. The taking of this Assignment by Assignee shall not effect the release of any other collateral now or hereafter held by Assignee as security for the Obligation, nor shall the taking of additional security for the Obligation hereafter effect a release or termination of this Assignment or any terms, conditions or provisions hereof.

         13. Assignor, upon request of Assignee, shall execute and deliver such additional documents, including but not limited to financing statements, and do such other acts as may be reasonably necessary to fully implement the intent of this Assignment and to perfect and preserve the rights and interests of Assignee hereunder and the priority thereof.

         14. Time is of the essence hereof. This Assignment shall be binding upon Assignor and its successors and assigns and shall inure to the benefit of Assignee and its successors and assigns; this Assignment, however, is not intended to confer any right or remedies upon any person other than the parties hereto and their successors and assigns.

         15. Assignor shall pay all costs and expenses, including without limitation costs of Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by Assignee in exercising the rights and remedies of Assignee hereunder. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Assignee.

         16. No failure or delay on the part of Assignee in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies hereunder are cumulative and may be exercised by Assignee either independently of or concurrently with any other right, power or remedy contained herein or in any document or instrument executed in connection with the Obligation.

         17. By executing this Assignment, Assignor acknowledges receipt of a copy hereof. A carbon, photographic or other reproduced copy of this Assignment and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. This Assignment shall be governed by and construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, these presents are executed as of the _______day of _________________, 19___.

                                           ------------------------------
                                           a(n) ______________ corporation


                                           By
                                              ---------------------------
                                              Its
                                                  -----------------------
                                                            ASSIGNOR

                           ACKNOWLEDGMENT AND CONSENT

         The undersigned is referred to in the foregoing Assignment of Rights under Management Agreement (the "Assignment") as Management Company. The undersigned acknowledges and consents to the Assignment and agrees that, upon a default of Assignor and the election of Assignee to exercise its rights under the Assignment, it will render all acts and performances required of it under the terms of the Management Agreement directly to Assignee or its nominee as Assignee may direct.

         This Acknowledgment and Consent and the agreement of the undersigned contained herein is conditioned upon the following: (i) neither the Assignment nor this Acknowledgment and Consent shall give Assignee any greater rights under the Management Agreement than those of Assignor, and (ii) upon the occurrence of an Event of Default by Assignor and the election of Assignee to exercise its rights under the Assignment, Assignee will perform all of the covenants, conditions, obligations and agreements of Assignor under the Management Agreement; the undersigned acknowledges, however, that unless and until such Event of Default by Assignor and election by Assignee, Assignee has absolutely no obligation to perform the covenants, conditions, obligations and agreements of Assignor under the Management Agreement.

         The undersigned hereby certifies to Assignee and agrees that:

                 1. The Management Agreement is in full force and effect and no breach or default exists under the Management Agreement and no event has occurred and no condition exists that, after notice or lapse of time, or both, would constitute a breach or default under the Management Agreement.

                 2. All conditions precedent to the obligation of the undersigned to perform pursuant to the Management Agreement have been fully satisfied.

                 3. The undersigned will notify Assignee in writing in the event of any breach or default by Assignor under the Management Agreement.

                                           ------------------------------
                                           a(n) _____________ corporation


                                           By
                                              ---------------------------
                                              Its
                                                   ---------------------

                                                      MANAGEMENT COMPANY

                                  EXHIBIT "E"

                       MANAGEMENT SUBORDINATION AGREEMENT

         THIS MANAGEMENT SUBORDINATION AGREEMENT (the "Subordination Agreement") is made and entered into this __________ day of __________ , 1995, by and between SUNSTONE HOTEL MANAGEMENT, INC., a Colorado corporation (the "Management Company"), SUNSTONE HOTEL PROPERTIES, INC., a Colorado corporation ("Obligor"), and BANK ONE, ARIZONA, NA, a national banking association (with its successors and assigns, the "Lender").

                                  WITNESSETH:

         WHEREAS, the Management Company has entered into that Management Agreement dated as of ______________________ (the "Management Agreement") with Obligor under which Obligor has agreed to make certain payments ("Payments") to the Management Company; and

         WHEREAS, Sunstone Hotel Investors, L.P., a Delaware limited partnership ("Borrower"), of even date herewith, and Lender have entered into a Loan Agreement dated as of __________________ (as amended, modified or restated, the "Loan Agreement") whereby Lender has agreed to make certain financial accommodations (the "Loan") to Borrower. All undefined capitalized terms used herein shall have the meaning given them in the Loan Agreement; and

         WHEREAS, it is a condition precedent to obtain and continue the Loan from Lender that Management Company agree that, upon the occurrence of an Event of Default, all Payments by Obligor to Management Company shall cease and be subordinate to Borrower's obligations to Lender under the Loan Agreement and be subject to the agreements in this Subordination Agreement; and

         WHEREAS, it is to the mutual benefit of the parties hereto that Borrower obtain and continue the Loan from Lender and Management Company is willing to in fact subordinate the obligations of Obligor to it under the Management Agreement to the obligations of Borrower to Lender under the Loan Agreement in accordance with the agreements in this Subordination Agreement.

         NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and other valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, and in order to induce Lender to make the Loan available to Borrower, it is hereby declared, understood and agreed as follows:

         1. That Lender would not make the Loan available to Borrower without this Subordination Agreement.

         2. That upon the occurrence of an Event of Default and the continuation thereof, until satisfaction of Borrower's obligations to Lender under the Loan Agreement:

                          (a) All payments due and payable to Management Company from Obligor with respect to the Management Agreement shall be suspended; and

                          (b) Should any funds or property of any kind be received by Management Company with respect to the Management Agreement, Management Company will deliver the same to Lender in the form received and, until so delivered, the same shall be held in trust by Management Company as property of Lender.

         3.      That Management Company declares, agrees and acknowledges that:

                 3.1 It consents to and approves all provisions of the Loan Agreement.

                 3.2 Lender in making any Advance pursuant to the Loan Agreement is under no obligation or duty to, nor has Lender represented that they will, see to the application of such Advance. Any application or use of such Advance for purposes other than those provided for in the Loan Agreement shall not defeat the subordination herein made in whole or in part.

                 3.3 It intentionally and unconditionally waives, relinquishes and subordinates any lien or charge held by Management Company with respect to the Management Agreement or any other obligation of Obligor to Management Company in favor of Borrower's obligations to Lender under the Loan Agreement and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made and letters of credit issued and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

                 3.4 The priorities specified herein are applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing financing statements or the giving or failing to give notice of the acquisition or expected acquisition of security interests.

                 3.5 In the event of any bankruptcy, insolvency or other proceeding leading to the distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Obligor or the proceeds thereof, Lender shall have the right to prove and vote Management Company claim based on any security interest in Obligor's property held by Management Company and to receive all distributions therefrom until Lender's claim is paid in full.

                 3.6 It shall not assign or transfer to others any claim it has or may have against Obligor while any obligation of Borrower to Lender remains outstanding under the Loan Agreement, unless such assignment or transfer is made expressly subject to this Subordination Agreement.

                 3.7 This Subordination Agreement is a continuing agreement of subordination, and Lender may continue, without notice to Management Company, to extend future credit and make other accommodations to or for the account of Obligor under the Loan Agreement in reliance on this Subordination Agreement.

                 3.8 The Lender may, at any time, enter into such agreement or agreements with Borrower as Lender may deem proper, altering the terms of all or any of the obligations of Borrower to Lender under the Loan Agreement or affecting any security underlying any or all of such obligations, without notice to Management Company and without in any way impairing or affecting this Subordination Agreement.

                 3.9 All fees paid to the Management Company by Obligor shall be payable no more frequently than once every month in arrears and no fees shall be paid in advance.

                 3.10 Lender shall, upon the occurrence and continuation of an Event of Default have the right to apply for the appointment of a receiver ("Receiver") through a court of competent jurisdiction to manage the Properties (as defined in the Management Agreement).

                 3.11 Upon the occurrence and continuation of an Event of Default, it shall cooperate with Lender in obtaining the appointment of the Receiver and turning over management and control of the Properties to the Receiver, including, without limitation, the assignment to the Receiver of any and all licenses and/or permits used and/or necessary for the operation and/or management of the Properties.

                 3.12 It waives any and all defenses to the appointment of the Receiver.

                 3.13 It shall not change, amend or modify the Management Agreement without the prior written approval of Lender except as otherwise permitted in the Loan Agreement.

                 3.14 Upon the occurrence and continuation of an Event of Default, it shall deposit all Project Net Revenues (as defined in the Loan Agreement) into the Secured Account (as defined in the Loan Agreement).

         4. That Subordination Agreement shall be governed by the laws of the State of Arizona, as the same from time to time may be in effect.

         WHEREFORE, this Subordination Agreement is executed by the parties on the date first above set forth.

                               SUNSTONE HOTEL MANAGEMENT, INC., a
                               Colorado corporation


                               By:
                                     ------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                     ------------------------------

                                               MANAGEMENT COMPANY


                               SUNSTONE HOTEL PROPERTIES, INC., a
                               Colorado corporation


                               By:
                                     ------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                     ------------------------------

                                                           OBLIGOR


                               BANK ONE, ARIZONA, NA, a national banking association

                               By:
                                     ------------------------------
                               Name:
                                     ------------------------------
                               Title:
                                     ------------------------------

                                                           LENDER